                                                                    2026 Proxy Statement | 1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CONSTELLIUM SE
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.
☐
Fee paid previously with preliminary materials.
☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
                                                                    2026 Proxy Statement | 3

Constellium SE
Washington Plaza
40-44 rue Washington
75008 Paris, France
PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 21, 2026
The Proxy Statement and Annual Report are available at
http://www.constellium.com and ProxyVote.com
This Proxy Statement is being furnished to you by the Board of Directors of Constellium SE (the “Company,”
or “Constellium SE”, and together with its subsidiaries, the “Group”, “Constellium”, “our”, “us” or “we”) to solicit your proxy to vote your ordinary shares, nominal value €0.02 per share at our 2026 Annual General Meeting of
Shareholders (the “Annual General Meeting” or the “Shareholders’ Meeting”). The Annual General Meeting will be held on May 21, 2026, at 4:00 pm CET (10:00 am EDT), at the registered office of the Company at Washington
Plaza, 40-44 Rue Washington, 75008 Paris, France.
We intend that this Proxy Statement and the accompanying proxy card will be first made available on or about
April 10, 2026 to holders of our ordinary shares registered on the U.S Register as of April 1, 2026, the U.S. Record
Date.
                                                                    2026 Proxy Statement | 4

                                                                    2026 Proxy Statement | 5

Forward Looking Statements
Certain statements contained in this Proxy Statement constitute forward-looking statements within the meaning of the U.S. federal securities laws, including statements with respect to our business, results of operations and financial condition, and our expectations or beliefs concerning future events and conditions. You can identify forward-looking statements because they contain words such as, but not limited to, “anticipates,” “believes,”
“could,” ”estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “should,” “targets,” “will,” or
“would,”  and similar expressions (or the negative of these terminologies or expressions). All forward-looking statements involve risks and uncertainties. These risks and uncertainties include, but are not limited to risks related to: market competition; economic downturn or industry specific conditions including the impacts of tax and tariff programs, inflation, foreign currency exchange rates, and industry consolidation; disruption to business operations;
natural disasters including severe flooding and other weather-related events; the conflict between Russia and
Ukraine and other geopolitical tensions; the inability to meet customer demand and quality requirements; the loss of key customers, suppliers or other business relationships; supply disruptions; excessive inflation; the capacity and effectiveness of our hedging policy activities; the loss of key employees; levels of indebtedness which could limit our operating flexibility and opportunities; and other risk factors set forth under the heading “Item 1A. Risk Factors”
in our most recent Annual Report on Form 10-K, and as described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The occurrence of the events described, and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Consequently, actual results may differ materially from the forward-looking statements contained in this
Proxy Statement. Investors are cautioned not to place undue reliance on any such forward looking statements, which speak only as for the date they are made herein. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
Explanatory Note
On June 30, 2025, the Company determined it no longer qualified as a “foreign private issuer,” as determined by Rule 3b-4(c) under the Securities Exchange Act of 1934 (“Exchange Act”). As from January 1, 2026, when its use of the forms and rules designated for domestic issuers ceased to be voluntary, the Company will continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and comply with all other obligations applicable to companies not qualifying as “foreign private issuers” as set forth by the New York
Stock Exchange (“NYSE”) and the SEC.
                                                                    2026 Proxy Statement | 6

Notice of 2026 Annual General Meeting
The agenda for the Annual General Meeting is comprised of the following proposed ordinary resolutions (the
“Ordinary Resolutions”) and extraordinary resolutions (the “Extraordinary Resolutions”):

ORDINARY RESOLUTIONS / PROPOSALS		Board Recommendation
1	Ratification of the interim appointment of Ms. Ingrid Joerg as a director	FOR
2	Appointment of Ms. Ingrid Joerg as a director for a term of three years	FOR
3	Re-appointment of Mr. John Ormerod as a director for a term of three years	FOR
4	Approval, on an advisory (non-binding) basis, of the 2025 compensation of the Company’s named executive officers	FOR
5	Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every year	FOR
6	Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every two years	AGAINST
7	Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every three years	AGAINST
8	Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2025	FOR
9	Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2025	FOR
10	Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2025	FOR
11	Allocation of the results of the Company for the fiscal year ended December 31, 2025	FOR
12	Approval of the aggregate maximum amount of the directors’ annual fixed fees	FOR
13	Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code	FOR
                                                                    2026 Proxy Statement | 7

EXTRAORDINARY RESOLUTIONS/ PROPOSALS
14
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L.
225-209-2 of the French Commercial Code
FOR
15
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code
FOR
16	Powers to carry out formalities	FOR
We intend that this notice of the Annual General Meeting and accompanying proxy materials will be first made available to you as a holder of record of ordinary shares on or about April 10, 2026.
Shareholders whose shares are registered on the U.S. Register with Computershare Trust Company, N.A., in accordance with article 7 of the Company’s Articles of Association, are entitled to exercise their voting rights as instructed below.
Shareholders whose shares are registered on the French Register, in accordance with article 7 of the
Company’s Articles of Association, are entitled to exercise their voting rights as instructed in the notice (avis de
réunion) published in the French official journal (the Bulletin des Annonces Légales Obligatoires (BALO)) dated
April 10, 2026.
Your Vote is Important.
Please read the Proxy Statement and the accompanying materials. Whether or not you plan to attend the
Annual General Meeting, and no matter how many shares of the Company you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described above.
By order of the Board of Directors,
Jean-Christophe Deslarzes, Chair
                                                                    2026 Proxy Statement | 8

Dear Shareholders,

We are pleased to present Constellium's 2026 Proxy Statement and to reflect on a year marked by strong performance, disciplined execution, and robust governance framework.

Strong 2025 Results and Structured Leadership Transition

In 2025, Constellium delivered strong financial results, supported by solid operational performance across our facilities in North America and Europe. Our teams maintained a relentless focus on safety, operational excellence, cost discipline, and customer service, while advancing our strategic priorities.

The past year also marked an important leadership transition. Following a planned and structured succession process, Ingrid Joerg assumed the role of Chief Executive Officer on January 1, 2026, bringing more than 25 years of experience in the aluminum industry, deep operational expertise and market knowledge, and a clear commitment to our long-term strategy. Her leadership ensures continuity of strategic direction of the Company and commitment to long-term value creation. Ingrid Joerg stands for election to the Board of Directors at this Annual General Meeting, ensuring alignment between Board oversight and executive leadership.

Our Board composition reflects a balance of operational, financial, industry, and governance expertise, providing disciplined oversight while supporting management in executing our long-term strategy.

Shareholder Alignment and Compensation Governance

In 2025, we returned $115 million to shareholders through the repurchase of 8.9 million shares, reaffirming our commitment to delivering value to shareholders. After the Board approved a new share repurchase authorization in March, we plan to continue our buyback program with discipline and a focus on long-term value creation.

As we complete our transition to being a domestic filer, this year, we are filing our first proxy statement and seeking our first advisory Say-on-Pay vote, providing shareholders with the opportunity to vote on a non-binding resolution regarding executive compensation.

Our executive compensation program is designed to closely align pay with performance and long-term value creation. Compensation is linked to a balanced set of financial and operational metrics, as well as individual leadership objectives, including clear measures related to safety and sustainability. This approach reflects our conviction that strong financial results, operational excellence, and responsible business practices must advance together. We look forward to engaging with our shareholders and considering your feedback on all matters presented in this Proxy Statement.

Your Vote Matters

Your participation is important. We encourage you to carefully review the proposals described in this Proxy Statement and to vote on all matters presented at the Annual Meeting on May 21, 2026.

On behalf of the Board of Directors and the entire leadership team, we thank you for your continued trust and support.

Sincerely,

Jean-Christophe Deslarzes
Chairman

Ingrid Joerg
Chief Executive Officer

                                                                    2026 Proxy Statement | 9

Questions and Answers about the Annual General Meeting
Who is entitled to vote at the Annual General Meeting?
As of April 1, 2026, the U.S. record date for the Annual General Meeting (the “U.S. Record Date”),
146,819,884 ordinary shares were issued and 136,150,450 were outstanding. Holders of the Company’s ordinary shares, on either the U.S. Register or the French Register (as defined below), as of May 13, 2026, 0:00 (zero hour)
(Paris time), the French record date for the Annual General Meeting (the “French Record Date”), may vote at the
Annual General Meeting. Each shareholder as of the French Record Date is entitled to one vote per ordinary share.
The number of issued shares includes treasury shares, which do not have voting rights and are not included in the number of shares outstanding. French law does not provide for, and our ordinary shareholders are not entitled to, cumulative voting rights, including with respect to the appointment of directors.
Pursuant to the Company’s Articles of Association (the “Articles of Association”), the Company’s ordinary shares are available in the form of an entry in a share register without issuance of a share certificate, and may be registered either on the U.S. register (the “U.S. Register”) maintained by our transfer agent, Computershare Trust
Company, N.A. (“Computershare”), or on accounts maintained in France in accordance with French requirements
(such accounts being collectively referred to as the “French Register”).  The U.S. Register and the French Register
are collectively referred to as the Company’s “Share Registers”.
U.S. Register: Shareholders whose shares are registered on the U.S. Register with Computershare, in accordance with article 7 of the Company's articles of association, will receive by mail a Notice of Internet
Availability of Proxy Materials (including instructions on how to access the proxy materials), and will be entitled to exercise their voting rights as instructed in the Notice of 2026 Annual General Meeting and as further explained below.
French Register: Shareholders whose shares are registered on the French Register, in accordance with article 7 of the Company's Articles of Association, are entitled to receive meeting materials and exercise their voting rights as instructed in the notice (avis de réunion) published in the French official journal (the Bulletin des Annonces Légales
Obligatoires (BALO)) dated April 10, 2026. In case of discrepancy, the terms of such notice and related provisions of French law shall prevail over the terms stated herein.
What matters will be voted on at the Annual General Meeting and what are the Board of Directors'
voting recommendations?
There are sixteen Resolutions scheduled to be considered and voted on at the Annual General Meeting:
                                                                    2026 Proxy Statement | 10

ORDINARY RESOLUTIONS / PROPOSALS		Board Recommendation
1	Ratification of the interim appointment of Ms. Ingrid Joerg as a director	FOR
2	Appointment of Ms. Ingrid Joerg as a director for a term of three years	FOR
3	Re-appointment of Mr. John Ormerod as a director for a term of three years	FOR
4	Approval, on an advisory (non-binding) basis, of the 2025 compensation of the Company’s named executive officers	FOR
5	Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every year	FOR
6	Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every two years	AGAINST
7	Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every three years	AGAINST
8	Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2025	FOR
9	Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2025	FOR
10	Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2025	FOR
11	Allocation of the results of the Company for the fiscal year ended December 31, 2025	FOR
12	Approval of the aggregate maximum amount of the directors’ annual fixed fees	FOR
13	Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code	FOR
EXTRAORDINARY RESOLUTIONS/ PROPOSALS
14
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L.
225-209-2 of the French Commercial Code
FOR
15
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code
FOR
16	Powers to carry out formalities	FOR
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no other proxy materials?
We are distributing our proxy materials to U.S. holders under the “Notice and Access” approach permitted by the rules of the SEC. This approach expedites shareholders' receipt of proxy materials while conserving natural resources and reducing our distribution costs. We intend that on or about April 10, 2026, we will make available a
Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials and how to vote. If you would prefer to receive printed copies of our Proxy Statement and Annual Report in the mail, please follow the instructions in the Notice of Internet Availability for Proxy Materials requesting those materials.
The meeting materials, including the Board Report with the French language text of the proposed resolutions and related explanatory statements, will also be available on the Company’s website at www.constellium.com under the tab entitled “Shareholder Meetings” under the “Investors” heading and at the registered office of the Company.
What is the Record Date?
(1) The U.S. Record Date is April 1, 2026: a Notice of Internet Availability of Proxy Materials (including instructions on how to access the proxy materials) will be mailed promptly after the U.S Record Date to the shareholders whose shares are registered on the U.S. Register as of the U.S. Record Date;
                                                                    2026 Proxy Statement | 11

(2)The French Record Date (as defined applying French law rules) is May 13, 2026, 0:00 (zero hour)
(Paris time).
Shareholders who purchase shares between the U.S. Record Date and the French Record Date are entitled to participate in, and vote at, the Annual General Meeting as long as they continue to be shareholders on the French
Record Date.
Only votes of shareholders whose shares are registered (either on the U.S. Register or on the French
Register) on the French Record Date will be counted. Consequently, for any shareholders who vote and subsequently dispose of their shares before the French Record Date, the votes in respect of these shares will not be counted for final voting purposes.
How can I register for and attend the Annual General Meeting?
Shareholders who are registered on the U.S. Register and wish (i) to attend the Annual General Meeting in person or (ii) to authorize others to represent them at the meeting are required to register on www.proxyvote.com by clicking on “shareholder meeting registration” no later than 12:00 pm (noon) EDT on May 19, 2026. Beneficial owners who wish to attend the Annual General Meeting in person must also obtain a “legal proxy” from the entity/
broker who holds shares on their behalf.
Who will conduct the proxy solicitation?
Our Board of Directors is soliciting your proxy to vote at the Annual General Meeting to be held at the registered office of the Company located at Washington Plaza, 40-44 rue Washington, 75008 Paris, France on
May 21, 2026. The Company will pay all expenses in connection with the solicitation of proxies for the Annual
General Meeting. We will make arrangements with brokers, banks and other nominees for the forwarding of solicitation materials to our shareholders.
How can I vote my ordinary shares?
Shareholders whose shares are registered on the U.S. Register with Computershare may vote as follows:
BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm EDT on May 20, 2026. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm EDT on May 20, 2026. Please have your proxy card in hand and then follow the instructions.
BY MAIL Fill in, sign and date your proxy card and return it so it is received by 11:59 pm EDT on May 20,
2026, in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes
Way, Edgewood, NY 11717.
Shareholders whose shares are registered on the French Register are entitled to exercise their voting rights as instructed in the notice (avis de réunion) published in the French official journal (the Bulletin des Annonces Légales
Obligatoires (BALO)) dated April 10, 2026.
Can my vote be changed?
Yes, you can change your vote or revoke your vote or your proxy up until 11:59 pm EDT on May 20, 2026 using the same voting methods disclosed above.
Could other matters be decided at the Annual General Meeting?
As of the date of this Preliminary Proxy Statement, we are unaware of any matters, other than as set forth above and the possible submission of additional shareholder resolutions as described below, that may properly be proposed for consideration and approval at the Annual General Meeting. However, pursuant to French law, shareholders holding a sufficient percentage of our share capital are permitted to submit proposals of resolutions for inclusion in the agenda of the shareholders’ meeting so long as such submissions are (i) sent no later than 20 days from the publication of the convening notice (avis de réunion) in the French official journal (Bulletin des Annonces
Légales Obligatoires (BALO)) and (ii) received by the Board of Directors no later than 25 days prior to the date of
                                                                    2026 Proxy Statement | 12

the shareholders’ meeting (for details, see the section below headed “Procedures for Shareholder Proposals for the
Annual General Meeting”). Such proposals, if any, would not be received until after the date of this Proxy
Statement.
Accordingly, if any such proposals are properly received and presented at the 2026 Annual General
Meeting, you will be deemed to vote “Against” such proposal unless you indicate otherwise in the appropriate item on the provided proxy card. See “Other Information - Procedures for Shareholder Proposals for the Annual General
Meeting”.
Can I submit questions to be answered during the Annual General Meeting?
You can submit pertinent questions during the Annual General Meeting and in advance of the Annual General
Meeting. Questions submitted to the Board of Directors in advance of the Annual General Meeting must be sent in written form at least four (4) business days prior to the date of the Annual General Meeting. Such questions should be directed to the attention of the Chair of the Board of Directors (the “Chair”) and can be sent either by registered letter with acknowledgement of receipt to the Company’s registered office at Constellium SE, Washington Plaza,
40-44 rue Washington, 75008 Paris, France or by email at the following address:
cstm.corporatesecretary@constellium.com, in each case, accompanied by confirmation of share ownership. Pertinent questions properly raised in advance of the meeting in accordance with these procedures and in connection with the
Annual General Meeting’s agenda will be addressed during the Annual General Meeting. Answers to such questions may also be published on the Company’s website under the tab entitled “Shareholder Meetings” under the
“Investors” heading.
What is an “abstention” and how would it affect voting?
An “abstention” occurs when a shareholder who is registered in the Company’s Share Registers votes with instructions to abstain from voting regarding a particular resolution.
An abstention will be counted toward the presence of a quorum. Because an abstention from voting is not voted affirmatively or negatively, it will have no effect on the approval of any of the resolutions.
What are the quorum requirements for the resolutions?
The quorum necessary for the Ordinary Resolutions (resolutions 1 to 13) is 1/5 of the outstanding voting shares. The quorum necessary for the Extraordinary Resolutions (resolutions 14 to 16) is 1/4 of the outstanding voting shares. Abstentions are treated as ordinary shares that are present for purposes of determining the presence of a quorum. If a quorum is not present, the meeting will be adjourned. In the event that a quorum is achieved for the
Ordinary Resolutions, but not for the Extraordinary Resolutions, the meeting may be adjourned solely with respect to the Extraordinary Resolutions.
What are the voting requirements for the resolutions?
For approval of the Ordinary Resolutions (resolutions 1 to 13), the affirmative vote of a majority of the total number of votes cast is required. For approval of the Extraordinary Resolutions (resolutions 14 to 16), the affirmative vote of two-thirds of the total number of votes cast is required. Abstentions will not count as votes cast on any of the resolutions presented at the Annual General Meeting.
What is a “broker non-vote”?
The concept of a “broker non-vote” does not exist under French law. Accordingly, for purposes of this proxy statement, a “broker non-vote” occurs when a broker, bank or other nominee votes on behalf of a beneficial owner on the U.S. Register for the Annual General Meeting but votes “abstain” on a particular resolution because such broker, bank or other nominee determines that it does not have discretionary voting power with respect to that resolution and has not received voting instructions from the beneficial owner. If you own ordinary shares in “street name” through a broker, bank or other nominee and you do not direct your broker how to vote your shares on the proposals, the broker will have to give an abstention instruction, and your shares will not be counted as votes cast on any proposal on which the broker determines that it does not have discretionary authority to vote.
                                                                    2026 Proxy Statement | 13

What happens if no instruction is provided with respect to a proposal?
If no instruction is made with respect to a proposal included herein, then under the terms of the proxy card for shareholders registered on the U.S. Register, the proxy will be voted in accordance with the Board’s recommendation with respect to such proposal. Accordingly, it is important that you vote on each matter by selecting “For”, “Against,” or “Abstain”.  If no selection is made, this is the same as voting in accordance with the Board’s recommendation.
Who can I contact if I have questions about voting my ordinary shares or attending the Annual General
Meeting?
If you have any questions about voting your ordinary shares or attending the Annual General Meeting, please contact the Company’s Investor Relations department by email at investor-relations@constellium.com.
Where can I find the voting results of the Annual General Meeting?
We will disclose the voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Current
Report on Form 8-K within four business days after the Annual General Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current
Report on Form 8-K as soon as they become available.
                                                                    2026 Proxy Statement | 14

The Board of Directors at a Glance

Name	Position	Age	Director Since	Other Current Public Company Directorships	Current Term
Jean-Christophe Deslarzes*	Chair	62	2021	1	2024-2027
Ingrid Joerg (1)	Executive Director	56	2026	1	2026-2029
Emmanuel Blot*	BPI Designated Director	40	2022	3	2025-2028
Isabelle Boccon-Gibod*	Non-Executive Director	57	2021	2	2024-2027
Martha Brooks*	Non-Executive Director	66	2016	1	2025-2028
John Ormerod±*	Non-Executive Director	77	2014	0	2026-2029
Jean-Phillipe Puig*	Non-Executive Director	65	2021	0	2024-2027
Bradley Soultz*	Non-Executive Director	56	2025	1	2025-2028
Jean-Francois Verdier	Employee Director	62	2021	0	2024-2027
Lori A. Walker±*	Non-Executive Director	68	2014	2	2025-2028
Wiebke Weiler	Employee Director	41	2021	0	2024-2027
± Denotes Audit Committee Financial Expert
*Denotes Independent Director
This table denotes directors and director nominees as of March 30, 2026. Mr. Michiel Brandjes is retiring from the Board of Directors and is not seeking re-election.
(1) As previously disclosed on October 29, 2025, Mr. Jean-Marc Germain retired as Chief Executive Officer and ceased to be a
Director effective on December 31, 2025. Ms. Ingrid Joerg was appointed as a Director by the Board of Directors effective
January 1, 2026 for the remaining term of Mr. Germain’s directorship expiring in 2026 (subject to ratification of this appointment by the Annual General Meeting) and is nominated by the Board to serve as Director for a further three-year term at the Annual General Meeting.

	Board Makeup
Gender
Female	5	45%
Male	6	55%
Tenure
< 5 Years	8	73%
> 5 Years	3	27%
Independence
Independent Directors	8	73%
Non-Independent Directors	3	27%
                                                                    2026 Proxy Statement | 15

Board Composition
Our Board of Directors believes that having a mix of directors with complementary qualifications, expertise, experience, backgrounds, and attributes is essential to meeting its multifaceted oversight responsibilities, representing the best interests of our shareholders, and providing practical insights and varied perspectives. As set forth in the Company’s
Board Charter, the composition of the Board shall be such that the combined experience and independence of the
Directors enable the Board to best fulfil its duties towards the Company and its shareholders in accordance with applicable laws and regulations.

Board Member/ Nominee	Aluminum Industry	Corporate Finance and Accountin g	Leadershi p (CEO/ Head of Business Unit)	Global Business Operations	Strategy/ Business Transform ation	Risk Oversight/ Manage ment	Informatio n Technolog y and Cyber security	Corporate Governanc e	Environme ntal, Social and Corporate Responsi bility
Jean-Christophe Deslarzes (Chair)	✔	✔	✔	✔	✔	✔		✔	✔
Ingrid Joerg (CEO)	✔	✔	✔	✔	✔	✔	✔	✔	✔
Emmanuel Blot		✔		✔	✔	✔		✔	✔
Isabelle Boccon- Gibod		✔	✔	✔	✔	✔		✔	✔
Martha Brooks	✔	✔	✔	✔	✔	✔		✔	✔
John Ormerod		✔		✔	✔	✔		✔	✔
Jean-Philippe Puig	✔	✔	✔	✔	✔	✔	✔	✔	✔
Bradley Soultz	✔	✔	✔	✔	✔	✔	✔	✔	✔
Jean-Francois Verdier	✔			✔		✔			✔
Lori Walker		✔	✔	✔	✔	✔	✔	✔
Wiebke Weiler	✔			✔		✔			✔
                                                                    2026 Proxy Statement | 16

Director and Director Nominee Biographies
Presented below is information with respect to the Board of Directors’ nine incumbent directors and two director nominees. The information presented below for each such person includes the specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that such person should serve on the
Board of Directors.

Professional Experience
• Chief Human Resources Officer and member of the Executive Committee of ABB Group (2013-2019)
• Chief Human Resources and Organization Officer and member of the Executive Board of Carrefour Group (2010-2013)
• Various positions at Rio Tinto and its
predecessor companies Alcan and Alusuisse,
including Senior Vice President Human
Resources, Alcan Inc. and President and CEO,
Downstream Aluminum Businesses (1994-2010)

Key Skills & Qualifications
Mr. Deslarzes is an esteemed leader with
significant expertise in human capital
management, strategy, board governance,
executive leadership and global operations and
management. Mr. Deslarzes’ expertise in the
aluminum industry, as well as his public company
board experience, enable him to provide valuable
insight to the Board of Directors and to lead the
Board as its Chair.

Other Public Company Board Service (within the past 5 years)
• ABB India Ltd., Chairman (2018-2021)
• Adecco Group AG, Chairman (2020-Present); Director (2015-Present)

Education
• Master of Laws, University of Fribourg (Switzerland)

                                                                    2026 Proxy Statement | 17

Professional Experience
• Chief Executive Officer, Constellium SE (January 2026 - Present)
• Chief Operating Officer, Constellium (September 2023 - December 2025)
• President, Aerospace & Transportation business unit, Constellium (January 2015 - September 2023)
• Chief Executive Officer, Aleris Rolled Products (Europe)
• Leadership positions at Alcoa (President of European and Latin America Mill Products Business Unit) and commercial positions with Amag Austria

Key Skills & Qualifications
Ms. Joerg has extensive experience in the
aluminum industry with more than 25 years of
industry experience. Ms. Joerg brings to the
Board operational excellence, leadership skills,
program execution, risk management, and global
management.

Other Public Company Board Service (within the past 5 years)
• voestalpine AG, Director (July 2019 - Present)

Education
• Master’s Degree in Business Administration, University of Linz (Austria)

                                                                    2026 Proxy Statement | 18

Professional Experience
• Investment Director and Head of the Listed Investments Practice, Bpifrance Investissement - Large Cap (2012-Present)
• Sell-Side Analyst Oddo BHF (2010-2012)
• Bryan, Garnier & Co (2009-2010)
• Sell-side Analyst at Kepler Cheuvreux (2007-2008)

Key Skills & Qualifications
Mr. Blot has significant experience in finance,
private equity, capital markets and investment
banking. Mr. Blot’s experience in finance and
capital management provide valuable perspective
to the Board.

Other Public Company Board Service (within the past 5 years)
• Mersen SA, Director responsible for Corporate Social Responsibility (CSR) (2022-Present)
• Quadient SA, Director (2024-Present)
• VusionGroup SA, Director, Nomination and Remuneration Committee (Chairman) (2024- Present)

Education
• Master’s Degree Finance, ESSEC Business School (Paris, France)

BPI Designated Director

Pursuant to an amended and restated shareholders
agreement between the Company and Bpifrance
Participations (f/k/a Fonds Stratégique
d'Investissement) (“BPI”), except as otherwise
required by applicable law, BPI will be entitled to
designate for binding nomination one director to
our Board of Directors so long as its percentage
ownership interest is equal to or greater than 4%
or it continues to hold all of the ordinary shares it
subscribed for at the closing of the acquisition
(such share number adjusted for the pro rata share
issuance). Mr. Blot was designated by BPI as its
nominee and was thereafter appointed by the
shareholders to serve as a director of the
Company.

                                                                    2026 Proxy Statement | 19

Professional Experience
• Executive Vice-President of the Sequana Group (2009-2013)
• Advisor to the deputy CEO of the Sequana Group (2006-2009)
• Various senior management roles at International Paper Group

Key Skills & Qualifications
Ms. Boccon-Gibod is a global leader with
extensive experience in engineering,
infrastructure, strategic development, risk
oversight and finance. Ms. Boccon-Gibod
provides in depth public and private company
board experience with her experience on
corporate governance and corporate
responsibility.

Other Public Company Board Service (within the past 5 years)
• Arkema S.A., Director (2014-Present)
• Legrand S.A., Director (2016-Present) Chair of the Audit Committee and member of the Commitments and Corporate Social Responsibility (CSR) Committee
• Gaztransport & Technigaz SA, Director (2020-2022)

Other Service (within the past 5 years)
• Arc Holdings, Director and Chair of the Board, Chair of the Audit and Risk Committee, and member of the Nominations and Remunerations Committee (2019-2025)
• Braincube Holding, Director and Chair of the Supervisory Board (2025-Present)
• Demeter, President (2019-Present)
• Observatoire Conseil, President (Present)
• Paprec, Director (2014-2023)

Education
• Master’s in Engineering, Ecole Centrale de Paris
• Master of Science in Industrial Engineering, Columbia University

                                                                    2026 Proxy Statement | 20

Professional Experience
• President and Chief Operating Officer of Novelis, Inc. (2005-2009)
• Corporate Senior Vice President and President and Chief Executive Officer of Alcan Rolled Products, Americas and Asia (2002-2005)
• Variety of senior executive roles at Cummins (1986-2002)

Key Skills & Qualifications
Ms. Brooks has significant experience in the
aluminum industry and in global leadership,
operations, mergers and acquisitions, corporate
strategy, and human capital management. Ms.
Brooks provides substantial experience in
corporate governance and corporate responsibility
to the Board from her service on public and
private company boards.

Other Public Company Board Service (within the past 5 years)
• The Volvo Group, Director and Audit Committee member (2021-Present)
• Jabil Circuit, Inc., Director (2011-2022)

Education
• Bachelor of Arts in Economics and Political Science, Yale University
• Master’s in Public and Private Management, Yale University

                                                                    2026 Proxy Statement | 21

Professional Experience
• Regional Managing Partner UK and Ireland, and Managing Partner (UK) at Arthur Andersen (2001-2002)
• Practice Senior Leader for London and Board Member at Deloitte (UK) (2002-2004)

Key Skills & Qualifications
Mr. Ormerod has public accounting, finance, risk
management, business advisory and corporate
governance experience having served as a
qualified chartered accountant. Mr. Ormerod
provides valuable insight with his technical
expertise and experience serving on public and
private company boards.

Other Public Company Board Service
• Director, member of the Remuneration and Nominations Committees and Chairman of the Audit Committee of ITV plc (2008-2018)

Education
• Oxford University

                                                                    2026 Proxy Statement | 22

Professional Experience
• Chief Executive Officer, Avril SCA (2012- Present)
• President of the Primary Metal Division for the EMEA region at Rio Tinto Alcan (2008-2011)
• Senior executive management positions with Pechiney, Alcan and Rio Tinto Alcan

Key Skills & Qualifications
Mr. Puig has extensive experience in the
aluminum industry along with experience in
global operations, human capital management,
risk management, business development, and
strategic planning. Mr. Puig’s background as an
executive and operational experience provide the
Board of Directors with valuable insight.

Other Public Company Board Service (within the past 5 years)
None
Other Service (within the past 5 years)
Companies of the Avril Group
• Avril Industrie (President, Director)
• Avril PA (Legal representative of Avril Industrie, President of Avril PA)
• Avril Pole Vegetale (Director)
• Lesieur Cristal (Director, Chairman of the Human Resources Committee, and member of the Strategic Committee
•Oleoliv (Director)
•Oleon NV (Director)
•Oleosud (President and Director)
•Saipol (Director)
•Sofiproteol SA (CEO)
•Sofiproteol Capital I (CEO)
•Terres de Communication (Director)
•Avril Re SA (Chairman of the Board of Directors)
•Eurolysine (President of the Strategic Committee)
Other Companies
•French Food Capital (Member of the Supervisory Board (as permanent representative of Sofiproteol)
Education	•CapAgro (Chairman of the Supervisory Board)
• PhD with honors in Applied Chemistry, Ecole Nationale Superieure de Chimie de Paris	•Financiere Senior Cinqus (Director)
•Financiere Senior Gallus (Director)
                                                                    2026 Proxy Statement | 23

Professional Experience
• CEO, Willscot Holdings Corp. (2017-2025)
• President & CEO - Williams Scotsman International, Inc. (2014-2017)
• Chief Commercial and Strategy Officer - Novelis, Inc.
• Various senior leadership roles at Novelis, Inc. and Cummins, Inc.

Key Skills & Qualifications
Mr. Soultz has extensive global operations,
human capital management, risk management,
financial, and strategic planning. Mr. Soultz
provides the Board with experience in public
company and corporate governance expertise.

Other Public Company Board Service (within the past 5 years)
• Willscot Holdings, Corp., Director

Education
• Bachelor of Science, Engineering, Purdue University

                                                                    2026 Proxy Statement | 24

Professional Experience
• Engineering Project Manager, Constellium (2006-Present)
• Various roles at Constellium (1998-2006)

Key Skills & Qualifications
Mr. Verdier has substantial experience in the
aluminum industry having served as a
metallurgist and engineering manager at
numerous sites. Mr. Verdier provides valuable
insight to the Board as an Employee Director
along with his background in operations.

Other Public Company Board Service (within the past 5 years)
None

Education
• Engineering degree, Polytech Clermont- Ferrand University (formerly CUST)

                                                                    2026 Proxy Statement | 25

Professional Experience
• Chief Financial Officer and Senior Vice President of the Valspar Corporation (2008-2013)
• Vice President, Controller and Treasurer of the Valspar Corporation (2004-2008)
• Vice President and Controller of the Valspar Corporation (2001-2004)
• Director of Global Financial Risk Management at Honeywell, Inc.

Key Skills & Qualifications
Ms. Walker has extensive global executive and
financial experience with expertise in accounting,
financial oversight, capital markets, enterprise
risk management, and financial operations. Ms.
Walker’s extensive experience serving on public
company boards provides the Board with valuable
insight and technical expertise.

Other Public Company Board Service (within the past 5 years)
• Compass Minerals International, Inc., Director and Chair, Audit Committee and member, Environmental, Health Safety and Sustainability Committee (2015-Present)
• Hayward Industries, Director and Chair, Audit Committee (2021-Present)

Other Board Service (within the past 5 years)
• Southwire Company, LLC, Director and Chair, Audit Committee and member, Human Resources Committee (2014 - Present)

Education
• Bachelor of Science in Finance, Arizona State University
• Executive Institute Program and Director’s College, Stanford University

                                                                    2026 Proxy Statement | 26

Professional Experience
• Sustainability Manager, Constellium P&ARP segment (2023-Present)
• Reliability Engineer, Constellium (2019-2023)
• Maintenance manager and manufacturing engineer at Aerospace Transmission Technologies (2016-2019)
• Tool and Fixture Design Engineer, Liebherr- Aerospace (2013-2016)

Key Skills & Qualifications
Ms. Weiler has extensive experience in the
aluminum industry and experience serving key
end markets such as the aerospace and
automotive industries. Ms. Weiler provides
valuable insight to the Board as an Employee
Director on operations, manufacturing processes,
and sustainability.

Other Public Company Board Service (within the past 5 years)
None

Education
• Mechanical Engineering, Hochshule Hanover (Germany)

                                                                    2026 Proxy Statement | 27

The Board of Directors and Corporate Governance
CORPORATE GOVERNANCE HIGHLIGHTS
•Separate CEO and Chair
•Executive sessions of non-executive directors at Board and committee meetings
•Audit Committee, Nominating and Governance Committee, Human Resources Committee, and Safety and
Sustainability Committee comprised solely of Independent Directors
•Guidelines on outside directorships to prevent overboarding
We currently have a single-tier Board of Directors consisting of one executive director (the CEO) and eight non-executive directors, and two non-management employee directors.
The Board of Directors supervises the management of the executive officers, approves the Company’s strategy and oversees the implementation of that strategy. Subject to the powers expressly reserved by law to the shareholders’ meetings and within the limit of the corporate purpose, the Board of Directors considers any issue relevant to the Company’s business and operations and through its deliberations settles the matters of concern to it, taking into consideration the social and environmental impact of the Company’s activities.
Each director has a duty towards the Company to properly perform his or her duties. Furthermore, each director has a duty to act in the corporate interest of the Company. The corporate interest extends to the interests of all corporate stakeholders, including shareholders, creditors, employees, customers and suppliers.
Our Board of Directors has adopted corporate governance guidelines as set forth in its Board Charter, that establish the role of our Board of Directors, board composition and structure (including independence requirements), compensation, and other governance policies. In addition, our Board of Directors has adopted written charters for all four of its standing committees, as well as certain other policies, as detailed below. The Board of Directors is committed to sound corporate governance, and regularly evaluates its practices to ensure alignment with our strategy and execution and seek opportunities for improvement.

Our Corporate Documents
Articles of Association	Audit Committee Charter
Worldwide Code of Employee and Business Conduct (“Code of Conduct”)	Human Resources Committee Charter
Policy for Reporting Wrongdoings (“Whistleblower Policy”)	Nominating and Governance Committee Charter
Insider Trading Policy	Safety and Sustainability Committee Charter
Board Charter (Corporate Governance Guidelines)	Share Ownership Guidelines
Hedging/ Pledging Policy	Clawback Policy
These documents are available on our website at
http://www.constellium.com/investors/governance
Board Charter
The Board Charter sets forth the Board’s corporate governance guidelines and describes the purpose and responsibilities of the Board of Directors. The Board Charter was revised and amended effective as of January 1,
2026 to reflect the Company’s transition from a foreign private issuer to an obligatory domestic filer, as determined by Rule 3b-4c under the Exchange Act, and in compliance with the rules set forth by the NYSE and the SEC applicable to domestic filers. The Board of Directors determines the guidelines for the Company’s activities and oversees their implementation in accordance with the corporate interest of the Company taking into consideration
                                                                    2026 Proxy Statement | 28

the social and environmental impact of its activity. The Board Charter is issued pursuant to article 13 of the Articles of Association. The Board, amongst other duties, has responsibility and approval authority over strategic investment projects and transactions, oversees corporate governance, appoints executive corporate officers, such as the CEO, and if any, deputy CEOs (and sets their remuneration and benefits), and may replace directors if determined appropriate by the Board in case of vacancy (subject to a subsequent shareholder approval). The Board of Directors convenes shareholders’ meetings, approves annual financial statements, and ensures the preparation of annual, quarterly, and current reporting filings. Under the Board Charter, directors are expected to attend all meetings of the
Board and of the committees of which they are a member, and to the extent deemed necessary, the shareholders’
meetings. Three of our directors attended the Company’s annual shareholder meeting in 2025. The Board of
Directors held eight meetings in 2025. Each of the directors attended greater than 75% of the Board meetings and the meetings of the committees of which they were a member.
Board Leadership and Corporate Governance Framework
Mr. Jean-Christophe Deslarzes serves as Chair of the Board of Directors. As Mr. Deslarzes is an independent director, the Board of Directors does not currently have a lead independent director. The Board Charter stipulates that if the Board so decides and in accordance with the Articles of Association, the posts of Chair and the CEO may be combined.
The Board Charter outlines the responsibilities of the Chair which include:
•preparing, organizing and overseeing the work of the Board (including managing and directing the discussions of the Board);
•determining the agenda for the meetings of the Board and chairing the Board meetings;
•ensuring that Directors have access to information required for the performance of their duties, in a clear and appropriate form on a timely basis;
•monitoring the performance of the Board and its committees;
•acting on behalf of the Board for shareholders regarding matters concerning the performance of the
Directors.
The Company’s Articles of Association further stipulate that the Board Chair may not be more than 75 years of age. If the Chair reaches that age during his or her term, he or she shall automatically be considered to have resigned. However, his or her term of office shall be extended until the next meeting of the Board of Directors during which a successor shall be appointed. The Board Chair may be re-elected and/or replaced at any time.
Moreover, if the Board sees it fit, it may also appoint a vice-chairperson from among its members.
Where the functions of Chair and CEO are separate, the CEO is responsible for the general management of the
Company. The CEO is vested with the broadest powers to act on all occasions on behalf of the Company. The CEO exercises his or her powers within the limits of the Company’s corporate purpose as set forth in the Articles of
Association and subject to the powers specifically attributed by law to general meetings and to the Board.
Director Independence
Under the Company’s Board Charter, no director can be considered independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, in alignment with NYSE independence standards. On an annual basis, the Board of Directors reviews each director and their independence.
Under the Board Charter, the Board of Director’s determination of independence includes, at a minimum, consideration of whether:
•the director is, or has been within the last three years, an employee of the Company, or his or her immediate family member is, or has been within the last three years, an executive officer, of the Company;
•the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service
(provided such compensation is not contingent in any way on continued service);
                                                                    2026 Proxy Statement | 29

•(A) the director is a current partner or employee of a firm that is the Company’s internal or external auditor;
(B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the
Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
•the director or his or her immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and;
•the director is a current employee, or his or her immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
Our Board of Directors has determined that, under the NYSE listing standards regarding independence and under its Board Charter, as of December 31, 2025, Messrs. Blot, Brandjes, Deslarzes, Ormerod, Puig, and Soultz and
Mmes. Boccon-Gibod, Brooks, and Walker were each deemed independent directors.
Under NYSE standards and the Board Charter, Ms. Joerg is not deemed independent as she serves as the CEO of the Company, and Mr. Verdier and Ms. Weiler are not deemed independent as they are employees of the
Company’s subsidiaries.
Under French law, there are no director independence requirements for French companies not listed on an EU-
regulated market (such as our Company).
Balance of Board Representation and Employee Directors
According to Article L. 225-17 of the French Commercial Code, the appointment of members of a Board of
Directors must seek to achieve a balanced representation of men and women. As of December 31, 2025, our Board of Directors was comprised of twelve members, four of whom were women.
Under French law, if the number of permanent employees of a French company exceeds 1,000 (including its direct and indirect French subsidiaries) or 5,000 (including its direct and indirect subsidiaries worldwide) for two consecutive fiscal years, an amendment of the Articles of Association may be required for the Board of Directors to include at least two directors representing the employees (in companies having more than eight directors) or at least one director representing the employees (in companies having no more than eight directors). Following the amendment of our Articles of Association pursuant to shareholder approval obtained at the Company’s annual general meeting held on May 11, 2021 to allow for such appointment, two employees of the Company’s subsidiaries, Mr. Verdier and Ms. Weiler, were appointed to our Board of Directors by the French Group Works
Council and the European Works Council.
Board Committees
Under French law, the Board of Directors may appoint from its members one or more special committees, for which the Board sets the composition and powers, and which carry out their activity under the Board’s responsibility. Each committee reports on its activities at the meetings of the Board of Directors. The Board is required to have three standing committees. Our Board of Directors currently has four committees: the Audit
Committee, the Human Resources Committee, the Nominating and Governance Committee and the Safety and
Sustainability Committee. The charters of each of the Company’s Board committees can be accessed on our website at http://www.constellium.com/investors/governance. Under the Board Charter, the committees generally act in an advisory capacity and carry out their activities under the responsibility of the Board of Directors, which has sole legal authority to make decisions reserved to it by law and the Articles of Association and is collectively responsible for such decisions. However, the committees may also, if so resolved by the Board of Directors and within the scope of their respective charters, approve certain matters submitted to them by the Company’s management, to the extent that such matters do not fall within the exclusive competence of the shareholders or the Board of Directors, in accordance with relevant laws and the Articles of Association.
                                                                    2026 Proxy Statement | 30

Audit Committee
As of December 31, 2025, our Audit Committee consisted of three directors, each of whom is independent under the NYSE requirements: Lori Walker (Chair), Isabelle Boccon-Gibod, and John Ormerod. Our Board of
Directors has determined that each of Ms. Walker and Mr. Ormerod is an “audit committee financial expert” as defined by the SEC and also meets the additional criteria for independence of audit committee members set forth in
Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee held eight meetings in 2025.
The Audit Committee has the specific powers, authority, duties and responsibilities set forth in its written charter and as may otherwise be delegated to it from time to time by the Board of Directors. The Audit Committee
Charter was reviewed and amended effective as of January 1, 2026 to reflect the Company’s transition from a foreign private issuer to an obligatory domestic filer.
The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in its oversight of:
•the integrity of the Company’s financial statements and internal controls,
•the Company’s compliance with legal and regulatory requirements,
•the qualifications and independence of the Company’s external auditors (which may include independent auditors, statutory auditors, and sustainability auditors),
•the Company’s risk assessment, risk management and risk mitigation policies and programs,
•the performance of the Company’s systems of internal control over financial reporting and disclosure controls and procedures,
•the performance of the Company’s internal audit function and external auditors,
•the Company’s compliance with recommendations and observations of internal and external auditors,
•the financing of the Company,
•the Company’s tax policy, and
•the preparation of the Committee report required by the rules of the SEC to be included in the
Proxy Statement.
Human Resources Committee
As of December 31, 2025, our Human Resources Committee consisted of four directors: Martha Brooks
(Chair), Jean-Christophe Deslarzes, Jean-Philippe Puig and Bradley Soultz. The Human Resources Committee held six meetings in 2025.
The Human Resources Committee shall have the specific powers, authority, duties and responsibilities set forth in its written charter and as may otherwise be delegated to it from time to time by the Board of Directors. The
Human Resources Committee Charter was reviewed and amended effective as of January 1, 2026 to reflect the
Company’s transition from a foreign private issuer to an obligatory domestic filer.
The Human Resources Committee is appointed by the Board of Directors to assist the Board of Directors in discharging its responsibilities relating to:
•human capital strategy and policies,
•executive compensation and benefits, equity compensation programs, and
•human resource and compensation disclosure with respect to the Company.
Amongst its duties as set forth in its charter, the Human Resources Committee has oversight over the
Company’s compensation philosophy, policies and structure of performance based incentives (including annual incentive compensation and equity based plans). The Human Resources Committee also has oversight over the
Company’s clawback policy, stock ownership guidelines for directors and executive officers and the performance review and compensation of the CEO.
                                                                    2026 Proxy Statement | 31

Nominating and Governance Committee
As of December 31, 2025, our Nominating and Governance Committee consisted of five directors: John
Ormerod (Chair), Isabelle Boccon-Gibod, Michiel Brandjes, Jean-Christophe Deslarzes and Lori Walker. The
Nominating and Governance Committee held six meetings in 2025.
The Nominating and Governance Committee shall have the specific powers, authority, duties and responsibilities set forth in its written charter and as may otherwise be delegated to it from time to time by the Board of Directors. The Nominating and Governance Committee Charter was reviewed and amended effective as of
January 1, 2026 to reflect the Company’s transition from a foreign private issuer to an obligatory domestic filer.
The Nominating and Governance Committee is appointed by the Board of Directors to:
•assist the Board by identifying and evaluating individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board candidates for appointment as a director at general meetings,
•periodically review and if so decided make recommendations to the Board for changes to the
Board Charter and other corporate governance guidelines applicable to the Company,
•oversee the evaluation of the Board and Board committees,
•assist the Board in the succession planning of the CEO and work with the Board of Directors to identify and evaluate potential successors, and
•generally assist the Board in governance matters.
Safety and Sustainability Committee
As of December 31, 2025, our Safety and Sustainability Committee consisted of four directors: Michiel
Brandjes (Chair), Emmanuel Blot, Martha Brooks and Jean-Philippe Puig. The Safety and Sustainability Committee
held five meetings in 2026.
The Safety and Sustainability Committee shall have the specific powers, authority, duties and responsibilities set forth in its written charter and as may otherwise be delegated to it from time to time by the Board. The Safety and Sustainability Charter was reviewed and amended effective as of January 1, 2026 to reflect the Company’s transition from a foreign private issuer to an obligatory domestic filer.
The Safety and Sustainability Committee is appointed by the Board to assist the Board in providing global oversight of:
•the implementation and effectiveness of the Company’s employee health and safety risk management procedures, policies, programs and initiatives; and
•the Company’s sustainable development policies and compliance and reporting obligations relating to environmental matters, including green-house gas emissions, energy savings, recycling, landfill, health and human rights as part of its supply chain due diligence.
Executive Sessions of Non-Executive Directors
The non-executive directors hold regular executive sessions without management in order to promote open discussion among the directors at scheduled Board meetings and also as necessary.
Role of the Board in Risk Oversight
Our Board of Directors is primarily responsible for the oversight of our risk management activities and strategic transactions. As set forth in the Board Charter, the Board approves and oversees strategic investment projects and transactions, in particular acquisitions or disposals that could have a significant impact on the results of the Company, the structure of its balance sheet or its risk profile.
The Board has delegated to the Audit Committee the responsibility to assist our Board of Directors in overseeing risk oversight. As set forth in the Audit Committee Charter, the Audit Committee also monitors our financial reporting process and internal control systems. The Audit Committee reviews and discusses with management, and, as appropriate, the Company’s auditors, the Company’s guidelines and policies with respect to
                                                                    2026 Proxy Statement | 32

risk assessment and risk management, including the Company’s financial and other significant risk exposures, and the steps taken by management to monitor and control those exposures.
While our Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. Our Board of Directors expects our management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-
day activities and to implement effectively risk management strategies adopted by the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face.
Enterprise Risk Management
The Company’s management oversees the Company’s Enterprise Risk Management (“ERM”). The Enterprise
Risk Management Committee meets routinely throughout the year to identify, monitor, mitigate (where possible)
and address the significant risks facing the Company. The Company’s business units also play a critical role in risk management and include risk and opportunities in their quarterly presentations to the CEO, CFO, and Group General
Counsel. The Enterprise Risk Management Committee identifies the critical risks of the business, including identifying the top ten risks, and monitors the evolving landscape of risk.
Board Succession Planning
Succession planning and Board refreshment is a critical responsibility of the Nominating and Governance
Committee. Approximately 73% of the Board members has tenure of less than five years. As set forth in its charter, the Nominating and Governance Committee is responsible for conducting timely succession planning for the (i)
Chair of the Board and (ii) when so required, appoint a member of the Nominating and Governance Committee to facilitate the process to appoint a new Chair. In addition, the Nominating and Governance Committee is responsible for evaluating the individuals nominated or recommended for nomination as directors and reviews the skills, independence, tenure, and characteristics of the directors and director nominees and makes appropriate recommendations to the Board. The Nominating and Governance Committee and the Board develop a long-term succession plan to ensure that the Board anticipates and plans for changes (including retirement), ensures the Board has the critical skills and experiences needed to support the Company’s overall strategy, promotes diversity on the
Board, and maintains a balanced mix of tenure and experience.
Management Succession Planning
As set forth in the Board Charter, the Board, with recommendations from the Nominating and Governance
Committee, approves and maintains a succession plan for the CEO. As set forth in its charter, the Nominating and
Governance Committee assists the Board in succession planning of the CEO and works with the Board to identify and evaluate potential successors. The Nominating and Governance Committee may also seek the advice and assistance of the Human Resources Committee in reviewing the succession plan and preparing its report. The
Human Resources Committee also provides oversight concerning selection of senior officers and their succession planning, and separation packages; and assists the Board in reviewing the process for succession planning and talent development below the Executive Committee level, taking into account expected skill sets required for the development of the Company.
Board and Committee Evaluations
As set forth in the Board Charter, the Board and each of its respective committees conducts an annual self-
evaluation relating to the processes, performance and effectiveness of the Board. The evaluations are administered by the Nominating and Governance Committee. In consultation with the Chair of the Board, the Nominating and
Governance Committee conducts a robust evaluation process and determines the scope, structure and format of the evaluation. Each director completes an evaluation relating to the Board and each committee on which such directors serves. Evaluation results are compiled by the Board Secretary’s office. Each director receives the results of the evaluations of the Board and each committee on which the director serves. Committee evaluation results are then discussed at each committee and the Board evaluation results are discussed by the full Board. The Board, each committee chair, and the directors work to identify areas of improvement and implement any proposed changes.
                                                                    2026 Proxy Statement | 33

Each director is encouraged to  provide feedback throughout the evaluation process and ongoing feedback outside of the formal evaluation process.
Nomination and Evaluation of Directors
Under the Company’s Articles of Association, the Board may be composed of natural or legal persons between three and eighteen in number, appointed by a general meeting. The directors’ term of office is generally three years and directors may be re-appointed at any time. Directors may also be removed at any time by decision of a general meeting.
The Nominating and Governance Committee is responsible for periodically assessing the size and composition of the Board, and to make proposals for a composition profile of the Board. The Nominating and Governance
Committee also draws up selection criteria and appointment procedures for Board members. The Board believes that the composition of the Board should include directors with a wide array of skills, characteristics, and experience to provide the highest caliber quality of directors to the Board.
The Nominating and Governance Committee has responsibility to identify and recommend to the Board candidates to be elected or appointed to the Board and as necessary to fill vacancies and newly created directorships and determine the eligibility of any proposed nominees. In making recommendations to the Board, the Committee shall consider (a) among other matters, a nominee’s independence, skills, experience, and other characteristics in the context of the needs and composition of the Board, and, as to any incumbent director, his or her performance and level of participation on the Board, and (b) the Board’s criteria adopted from time to time for director nominees with recommendations from the Committee, the NYSE rules, the Board Charter, the Articles of Association or other corporate governance guidelines applicable to the Company.
In seeking candidates for director, the Nominating and Governance Committee may solicit nominees from incumbent directors, management, shareholders, and other stakeholders. The Board of Directors has used in the past and may continue to use the services of third-party search firms to identify and assess appropriate candidates. After the Chair of the Nominating and Governance Committee conducts an initial assessment of a potential candidate, the potential candidate may be interviewed by the Chair, the CEO, the members of the Nominating and Governance
Committee, other members of the Board, and select members of management to determine if the potential candidate is suitable. If the Nominating and Governance Committee considers a candidate to be suitable, it will recommend to the Board of Directors the candidate's appointment. At such time, the Board of Directors can submit the candidate for consideration by the shareholders at a general meeting.
Shareholder Proposals for the Appointment of Directors
Our Nominating and Governance Committee will consider candidates for director appointments proposed by the shareholder(s). Under French law, one or several shareholders holding a percentage of the share capital defined by French law are permitted to submit proposals of resolutions for inclusion in the agenda of the shareholders’
meeting, including proposals for the appointment of a director. For details, see the section headed “Procedures for
Shareholder Proposals for the Annual General Meeting.” The Nominating and Governance Committee will evaluate such proposals in accordance with its charter, the Board Charter, our Articles of Association, the relevant French law rules, and the Company’s own criteria for determining the suitability of a candidate for the Board of Directors. The
Nominating and Governance Committee will then make a recommendation to the Board of Directors regarding how the Board of Directors should recommend to the shareholders to vote on the shareholder proposal.
Worldwide Code of Employee and Business Conduct
The Company has adopted a Code of Conduct that applies to all our employees, officers and directors, including our CEO, CFO and principal accounting officers. Our Code of Conduct addresses, among other things, competition and fair dealing, conflicts of interest, financial integrity, government relations, confidentiality and corporate opportunity requirements and the process for reporting violations of our Code of Conduct, employee misconduct, conflicts of interest or other violations. Our Code of Conduct is intended to meet the definition of “code of ethics” under Item 406 of Regulation S-K under the Exchange Act (“Regulation S-K”).
A copy of our Code of Conduct is available on our website at www.constellium.com. Any amendments to the
Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
                                                                    2026 Proxy Statement | 34

Policy for Reporting Wrongdoings (Whistleblower Policy)
The Company has adopted a Whistleblower Policy to address the Company’s commitment to ethical behavior by fostering an environment where employees as well as internal and external stakeholders are encouraged to raise concerns, report wrongdoing or suspected wrongdoing, and to ensure that employees are protected against retaliation.
The Whistleblower Policy establishes the process and describes the different channels for reporting and how those concerns will be investigated. The Company has established a Compliance Committee to oversee the policy and to ensure that appropriate actions are taken for each investigation and to report activity to the Audit Committee who has oversight over such matters. To facilitate this reporting, we have established internal reporting channels, an external hotline in all the countries and languages where we operate, and an ombudsman. The policy further establishes safeguards to protect the reporter.
Insider Trading Policy
The Company has an Insider Trading Policy (“Insider Trading Policy”) that applies to all employees, officers, and directors, as well as their affiliates (including spouses, partners, children, other relatives, and certain entities which are affiliated with such individuals). The Insider Trading Policy prohibits Company personnel and affiliates who possess inside information from: executing, effecting, or attempting to execute or effect a transaction in
Company securities or related derivative instruments; recommending or inducing a third party to execute or effect a transaction in Company securities or related derivative instruments; disclosing inside information about the
Company; and executing or effecting a transaction in Company securities or related derivative instruments that gives or is likely to give false or misleading signals or information, seeks to secure a price at an artificial level, or uses deception or contrivance. The Insider Trading Policy also prohibits Company personnel who have access to the
Company's quarterly earnings information from trading in Company securities or related derivative instruments prior to public release of earnings information.
Application of Clawback Policy to correction of accounting error in Form 10-K
As previously disclosed in the Company’s Form 10-K filed on February 25, 2026, the Company identified and corrected certain immaterial errors affecting metal price lag and the resulting Segment Adjusted EBITDA for the
A&T segment for certain prior periods in 2025 and 2024. The errors resulted from misclassification of certain items within Cost of sales, which did not impact either the overall Cost of sales or the Group’s consolidated income statements but did impact the non-cash metal price lag and the resulting Segment Adjusted EBITDA for the A&T segment. The Group assessed the materiality of these errors on a quantitative and qualitative basis and concluded that the corrections were not material to any previously issued interim or annual consolidated financial statements.
We included revised financial statements in the Form 10-K. As noted in the Form 10-K, the error correction was a restatement that required a recovery analysis under the Clawback Policy.
As previously noted in the Company’s Form 10-K/A filed on April 15, 2025, the Company had two financial metrics to measure the Company’s performance in connection with determining payouts under the Company’s annual cash incentive plan: (i) EPA Segment Adjusted EBITDA and (ii) EPA Adjusted Free Cash Flow for fiscal year 2024. As previously disclosed in 2025, the threshold achievement limits for either financial metric were not met. If the threshold performance is not achieved for a financial objective, there is no payout under the Company’s annual cash incentive plan. As there was no payout related to the financial objectives under the 2024 targets, there was no compensation to recover. We determined that even if the revised financial statements were taken into account, there would have been no impact on any payouts under the annual cash incentive plan.
                                                                    2026 Proxy Statement | 35

Non-Executive Director and Director Compensation
The Human Resources Committee reviews the Company’s director compensation and reimbursement policies for directors periodically and recommends to the Board changes to director compensation as is appropriate to maintain reasonable compensation levels while remaining competitive to attract qualified and skilled directors. In reviewing the Company’s non-executive director compensation with the assistance of external compensation consultants, the Human Resources Committee considers market factors and market practice, general industry trends, peer benchmarking (using both a North American peer group and European peer group), peer median revenue, and peer market capitalization. Executive and employee directors do not receive director fees. Mr. Blot also does not receive director fees.
For fiscal year 2025, non-executive director fees consisted of: (i) annual retainer fees, (ii) committee membership fees, (iii) committee chair fees, and (iv) cash paid in lieu of an annual equity grant, which is intended to be utilized by non-executive directors to purchase ordinary shares of the Company on the open market, subject to compliance with applicable laws and the Company’s insider trading policy, considering that under French law, non-
executive directors may not be granted equity awards. In 2025, the director fees remained within the overall limits of annual fixed fees of the non-executive directors as approved by shareholders in 2021.
The non-executive director fees applicable for fiscal year 2025 were as follows:

Annual Cash Retainer for Each Non-Executive Director (1)	€80,000

Additional Fees paid in Cash (1)
Chair of the Board(3)	€50,000
Each member of the Audit Committee	€13,000
Chair of the Audit Committee	€20,000
Each member of the Human Resources Committee	€10,000
Chair of the Human Resources Committee	€15,000
Each member of the Nominating and Governance Committee	€9,000
Chair of the Nominating and Governance Committee	€11,000
Each member of the Safety and Sustainability Committee	€9,000
Chair of the Safety and Sustainability Committee	€11,000

Annual Cash Paid in Lieu of an Annual Equity Grant(2)
Chair of the Board(3)	$190,000
Each Non-Executive Director (except the Chair)	$110,000
(1) The annual cash retainer and committee membership fees are established in euros and paid in euro or their local currency on a quarterly basis to each non-executive director.
(2) Cash paid in lieu of an equity grant is established in U.S. dollars and non-executive directors are paid on a quarterly basis in either euro or their local currency.
(3) Cash in lieu of an annual equity grant and additional fees paid to the Chair of the Board for his position are not subject to the overall limits of annual fixed fees of the non-executive directors as approved by shareholders.
The non-executive directors of the Board have not entered into any service contracts with the Company that provide either for benefits upon termination of employment or pension-related benefits.
                                                                    2026 Proxy Statement | 36

In December 2021, as required by French law, two employees joined the Board as non-executive directors representing the employees, one of whom is based in Germany as a Sustainability Manager (designated to the Board by the European Works Council) and the other one in France as an Engineering Project Manager (designated to the
Board by the French Group Works Council). The employee directors do not receive additional compensation for their service as directors.
Fiscal Year 2025 Director Compensation
The following table sets forth the remuneration earned during our 2025 fiscal year to our non-executive directors:

	Fees Earned or	All Other
	Paid in Cash	Compensation	Total
Name	($)(1)(6)	($)(2)	($)(3)
Isabelle Boccon-Gibod ......................................................	$115,260	$110,000	$225,260
Michiel Brandjes ...............................................................	$123,170	$110,000	$233,170
Martha Brooks ...................................................................	$128,820	$110,000	$238,820
Jean-Christophe Deslarzes ................................................	$168,370	$190,000	$358,370
John Ormerod ....................................................................	$127,690	$110,000	$237,690
Jean-Philippe Puig .............................................................	$111,870	$110,000	$221,870
Bradley Soultz ...................................................................	$63,982	$65,349	$129,331
Lori A. Walker ..................................................................	$137,860	$110,000	$247,860
Jean Francois Verdier (4) ....................................................	$—	$—	$—
Wiebke Weiler (4) ...............................................................	$—	$—	$—
Emmanuel Blot (5) ..............................................................	$—	$—	$—
(1)The annual cash retainer and committee membership fees are established in euros and paid in either euro or their local currency on a quarterly basis to each non-executive director. The fees disclosed above have been converted from euros to U.S. dollars on an annual basis using the average exchange rate for fiscal year 2025 of 1 euro to 1.13 U.S. dollars.
(2)Cash paid in lieu of an equity grant is established in U.S. dollars and non-executive directors are paid on a quarterly basis in either euro or their local currency. The column reflects the earned established fee of $110,000 per non-
executive director and $190,000 for the Chair.
(3)The total non-executive director compensation consists of fees paid in cash and cash paid in lieu of an equity grant. The total reflects the sum of the amounts reported for each component, as previously disclosed above.
(4)Both of the non-executive employee directors had and continue to have employee contracts with subsidiaries of the Company and are paid remuneration in line with market practices and in accordance with their positions as employees.
They do not receive any fees for their services as non-executive employee directors.
(5)Mr. Blot does not receive any fees for his services as a non-executive director. Mr. Germain did not receive fees for his services as executive director in 2025. Ms. Joerg will not receive any fees for her services as executive director.
Share Ownership Guidelines for Non-Executive Directors
In 2019, we adopted share ownership guidelines (“SOGs”) for our non-executive directors to further encourage minimum levels of ownership and to foster additional alignment between the non-executive directors and shareholder interests (the SOGs do not apply to Mr. Verdier, Ms. Weiler and Mr. Blot, who do not receive compensation in respect of their services as non-executive directors).
                                                                    2026 Proxy Statement | 37

Currently, non-executive directors are expected to hold a minimum of $400,000 ($650,000 for the Chair of the
Board) in Constellium shares. The SOGs provide the non-executive directors five years to achieve guideline levels of ownership.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, the members of the Human Resources Committee, which has responsibility over the
Company’s compensation matters: were Martha Brooks (Chair), Jean-Christophe Deslarzes, Jean-Philippe Puig, and
Bradley Soultz.
During fiscal year 2025, no member of the Human Resources Committee was an employee, officer, or former officer of Constellium SE or any of its subsidiaries or had any relationships requiring disclosure by us under the rules of the SEC with respect to certain relationships and related-party transactions. During fiscal year 2025, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Company’s Board of Directors or Human Resources Committee.
                                                                    2026 Proxy Statement | 38
Resolutions Proposed to the Annual General Meeting
Each resolution is preceded by an introductory paragraph explaining the reasons for each proposed resolution.
ORDINARY PART OF THE MEETING
RESOLUTIONS / PROPOSALS 1 AND 2
Ratification of the interim appointment of Ms. Ingrid Joerg as a director and her appointment as a director for a term of three years
As previously announced, Mr. Jean-Marc Germain retired as Chief Executive Officer of the Company and ceased to be a director of the Company, effective as of December 31, 2025. On October 27, 2025, the Board of Directors
appointed Ms. Ingrid Joerg as a director to fill the vacancy created by Mr. Germain’s resignation as a director, with effect from January 1, 2026, for the remaining term of Mr. Germain’s directorship (i.e., until the end of this
Shareholders’ Meeting). It is therefore proposed to the Shareholders’ Meeting to ratify such interim appointment by adopting the first resolution.
The second resolution proposes that shareholders appoint Ms. Ingrid Joerg as a director for a three year term (i.e., until the end of the shareholders’ meeting convened to approve the financial statements for the fiscal year ending
December 31, 2028, with the term of her directorship expiring at the end of such shareholders’ meeting).
The Board of Directors recommends ratification of the interim appointment and the appointment for a three-year term of Ms. Ingrid Joerg in view of her extensive experience in the aluminum industry with more than 25 years of industry experience as well as operational excellence, leadership skills, program execution, risk management, and global management that she can bring to the Board of Directors and also in light of her position as Chief Executive
Officer of the Company and her former position as Chief Operating Officer of the Company.
Detailed information on Ms. Ingrid Joerg and her shareholding in the Company is available in sections headed
“Director and Director Nominee Biographies” and “Ownership of Securities”.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTIONS 1 AND 2.

FIRST RESOLUTION
Ratification of the interim appointment of Ms. Ingrid Joerg as a director
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors, decides to ratify the interim appointment of Ms. Ingrid Joerg as a director, as appointed by the Board of Directors to fill the vacancy created by the resignation of Mr. Jean-Marc Germain, with effect as of January 1, 2026 and for the remaining term of Mr. Germain’s directorship (i.e., until the end of this Shareholders’ Meeting).

                                                                    2026 Proxy Statement | 39

SECOND RESOLUTION
Appointment of Ms. Ingrid Joerg as a director for a term of three years
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors, decides to appoint Ms. Ingrid Joerg as a director for a term of three years (i.e., until the end of the shareholders’ meeting convened to approve the financial statements for the fiscal year ending December 31, 2028).

RESOLUTION / PROPOSAL 3
Re-appointment of Mr. John Ormerod as a director for a term of three years
It is proposed to the Shareholders’ Meeting to re-appoint Mr. John Ormerod as a director for a three-year term (i.e., until the end of the shareholders’ meeting convened to approve the financial statements for the fiscal year ending
December 31, 2028, with the term of his directorship expiring at the end of such shareholders’ meeting).
The Board of Directors recommends the re-appointment of Mr. John Ormerod in view of his extensive public accounting, finance, risk management, business advisory and corporate governance experience having served as a qualified chartered accountant. Mr. Ormerod provides valuable insight to the Board of Directors with his technical expertise and experience serving on public and private company boards.
Detailed information on Mr. John Ormerod and his shareholding in the Company is available in sections headed
“Director and Director Nominee Biographies” and “Ownership of Securities” .
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 3.

THIRD RESOLUTION
Re-appointment of Mr. John Ormerod as a director for a term of three years
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors, decides to re-appoint Mr. John Ormerod as a director for a term of three years (i.e., until the end of the shareholders’
meeting convened to approve the financial statements for the fiscal year ending December 31, 2028).

RESOLUTION / PROPOSAL 4
Approval, on an advisory (non-binding) basis, of the 2025 compensation of the Company’s named executive officers
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”), we
are providing our shareholders with a non-binding vote to approve our executive compensation programs and arrangements in accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).
As described in greater detail under the heading “Compensation Discussion and Analysis” of our Proxy Statement,
we seek to closely align the interests of our named executive officers with the interests of our shareholders.
                                                                    2026 Proxy Statement | 40
The overall objectives of our executive compensation program are to (i) enable us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives; (ii) provide compensation competitive with others in our industry; (iii) compensate senior executive officers in a “pay for performance” manner for accomplishment of pre-defined business goals and objectives; and (iv) align the interests of our executives with our shareholders. A significant portion of total executive compensation is variable compensation linked to corporate, business unit and individual performance. Our objective is to provide a significant portion of an executive’s total compensation in a form that is contingent upon achieving established performance goals that are intended to align the executives’ interests with those of our shareholders. In regard to compensation based on long-term performance, our objective is to provide all of such compensation in the form of equity awards.
Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are asking you to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our Proxy Statement.
Under the Dodd-Frank Act and the SEC’s related rules, your vote on this resolution is an advisory (non-binding)
vote. This means that the purpose of the vote is to provide shareholders with a method to give their opinion to the
Board of Directors of the Company about certain issues, like executive compensation. None of the Board of
Directors, its committees or the Company is required by law to take any action in response to the shareholder vote.
However, the Board of Directors values our shareholder’s opinions, and the Board of Directors intends to evaluate the results of this year’s vote carefully when making future decisions regarding compensation of the named executive officers.
We believe that providing our shareholders with an advisory vote on our executive compensation program will further enhance communication with our shareholders, and it meets our obligations under the Dodd-Frank Act and the SEC’s rules. The Board therefore recommends you vote for the approval of the compensation of our named executive officers, as disclosed, pursuant to the compensation disclosure rules in Item 402 of Regulation S-K of the
SEC, in “Executive Compensation” section of the Company’s Proxy Statement for the 2026 Annual General
Meeting, including “Compensation Discussion and Analysis” and compensation tables and narrative discussion that follow.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 4.

FOURTH RESOLUTION
Approval, on an advisory (non-binding) basis, of the 2025 compensation of the Company’s named executive officers
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors and the Company’s Proxy Statement for
the 2026 Annual General Meeting,
approves, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers, as disclosed, pursuant to the compensation disclosure rules in Item 402 of Regulation S-K of the Securities and Exchange
Commission, in “Executive Compensation” section of the Company’s Proxy Statement for the 2026 Annual General
Meeting, including “Compensation Discussion and Analysis” and compensation tables and narrative discussion that follow.

RESOLUTIONS / PROPOSALS 5 TO 7
                                                                    2026 Proxy Statement | 41
Advisory vote as to the frequency of future advisory votes to approve the compensation of the Company’s named executive officers
Section 14A of the Exchange Act requires that, at least once every six years, we ask our shareholders to vote, on an advisory (non-binding) basis, to determine whether shareholder advisory votes to approve our named executive officers’ compensation should occur every one, two or three years. To comply with this requirement and due to the limitations of French law, which permits shareholders to only vote “FOR,” “AGAINST” or “ABSTAIN” on any particular matter, we are presenting three non-binding resolutions asking our shareholders whether they prefer to cast future advisory votes on our named executive officers’ compensation every year or once every two years or once every three years, respectively. Shareholders have the option to vote “FOR,” “AGAINST” or “ABSTAIN” on each of the three resolutions.
The Board of Directors recommends that future advisory votes to approve the compensation of our named executive officers take place every year. After careful consideration, the Board of Directors has determined that an advisory vote to approve executive compensation that occurs annually is the most appropriate alternative for the Company, as it will allow shareholders to provide us with regular, direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote to approve executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We will continue to engage with our shareholders regarding our executive pay programs between shareholder advisory votes as part of our governance process.
The Company and the Board of Directors encourage shareholders to express their preferences as to the appropriate frequency of the advisory vote to approve our named executive officers’ compensation by voting “FOR” one (and only one) of resolutions 5 through 7 and voting “AGAINST” the remaining two such resolutions.
Although this is an advisory vote which will not be binding on our Human Resources Committee or Board of
Directors, the Human Resources Committee and Board of Directors will carefully review the outcome of the vote on resolutions 5 through 7. The Human Resources Committee and Board of Directors will consider potential shareholders’ concerns and take them into account in future determinations concerning how often we will ask our shareholders to submit an advisory vote to approve our named executive officers’ compensation. The Company will consider the resolution with the highest percentage of “FOR” votes to be the recommendation of the shareholders, in particular if a majority of the votes cast are in favor of more than one of resolutions 5 through 7 or if all three such resolutions fail to receive a majority of the votes cast.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 5 AND
“AGAINST” RESOLUTIONS 6 AND 7.

FIFTH RESOLUTION
Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every year
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors, decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every year.

                                                                    2026 Proxy Statement | 42

SIXTH RESOLUTION
Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every two years
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors, decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every two years.

SEVENTH RESOLUTION
Advisory (non-binding) vote to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every three years
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors, decides, on a non-binding advisory basis, that the shareholders of the Company should have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement every three years.

RESOLUTIONS / PROPOSALS 8 AND 9
Approval of the financial statements (statutory and consolidated) for the fiscal year ended December 31, 2025
The proposed 8th and 9th resolutions submit to shareholders for approval:
(a)the statutory financial statements of the Company for the fiscal year ended December 31, 2025 prepared in accordance with French accounting principles (“French GAAP”) and presented in euros, and
(b)the consolidated financial statements of the Group for the fiscal year ended December 31, 2025 prepared in accordance with International Financial Reporting Standards (“IFRS”), as endorsed by the European Union
(EU), and presented in U.S. dollars.
The statutory and consolidated financial statements for the fiscal year ended December 31, 2025 have been commented on in the management report prepared by the Board of Directors and in the reports of the Statutory
Auditors of the Company, PricewaterhouseCoopers Audit and RSM France, which are made available to the shareholders before the Shareholders’ Meeting.
The statutory and consolidated financial statements for the fiscal year ended December 31, 2025 record, respectively, a net loss of the Company of 7,184,045.19 euros and a net income of the Group of $257 million.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTIONS 8 AND 9.
                                                                    2026 Proxy Statement | 43

EIGHTH RESOLUTION
Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2025
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the reports of the Board of Directors and the report of the Statutory Auditors on the statutory financial statements,
approves in their entirety the statutory financial statements of the Company for the fiscal year ended December 31, 2025, which include the balance sheet, the income statement, and the notes, as drawn up and presented, as well as the transactions documented in these financial statements and mentioned in these reports. The Shareholders’ Meeting approves the net loss of the fiscal year ended December 31, 2025 of the Company, which is of 7,184,045.19 euros.

NINTH RESOLUTION
Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2025
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the reports of the Board of Directors and the report of the Statutory Auditors on the consolidated financial statements,
approves in their entirety the consolidated financial statements of the Group for the fiscal year ended December 31,
2025, which include the consolidated income statement, the consolidated statement of financial position and the notes, as drawn up and presented, as well as the transactions documented in these financial statements and mentioned in these reports.

RESOLUTION / PROPOSAL 10
Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in
respect of the performance of their duties for the fiscal year ended December 31, 2025
It is proposed that the Shareholders’ Meeting discharges the directors, the Chief Executive Officer, and the Statutory
Auditors for the performance of their respective duties in the fiscal year ended December 31, 2025.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 10.

TENTH RESOLUTION
Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in
respect of the performance of their duties for the fiscal year ended December 31, 2025
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, discharges the directors, the Chief Executive Officer, and the Statutory Auditors for the
performance of their duties for the fiscal year ended December 31, 2025.

RESOLUTION / PROPOSAL 11
Allocation of the results of the Company for the fiscal year ended December 31, 2025
According to the statutory financial statements of the Company for the fiscal year ended 31 December 2025, the result of that fiscal year of the Company is a net loss of 7,184,045.19 euros. The Board of Directors recommends
                                                                    2026 Proxy Statement | 44
that this net loss of 7,184,045.19 euros be allocated to the accumulated retained earnings (the balance of which was of 35,170,599.32 euros as of 31 December 2025).
The Board of Directors hereby reminds those present at the Shareholders’ Meeting that no dividend was paid out in respect of any of the fiscal years ended 31 December 2022, 2023, and 2024.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 11.

ELEVENTH RESOLUTION
Allocation of the results of the Company for the fiscal year ended December 31, 2025
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the reports of the Board of Directors and the report of the Statutory Auditors on the statutory financial statements,
notes that the result for the fiscal year ended 31 December 2025 of the Company is a net loss of 7,184,045.19 euros, decides, following the recommendation of the Board of Directors, to allocate this net loss of 7,184,045.19 euros to the accumulated retained earnings,
acknowledges that, pursuant to article 243 bis of the French Tax Code, the Company has not distributed any dividend in respect of any of the fiscal years ended 31 December 2022, 2023, and 2024.

RESOLUTION / PROPOSAL 12
Approval of the aggregate maximum amount of the directors’ annual fixed fees
Fees that may be granted to directors (which, for the avoidance of doubt, do not include the compensation granted to the Chairman of the Board of Directors for his position as such in addition to the amount of his base fees as a director, and to the Chief Executive Officer for her position as such) are required to be approved by the shareholders as an aggregate maximum annual fixed amount available for all directors, which may then be allocated amongst directors by the Board of Directors. Annual fixed fees include (i) annual retainer fees paid for service on the Board of Directors, (ii) fees paid for the service on and the chairpersonship of various committees of the Board of
Directors, and (iii) cash paid in lieu of an annual equity grant, which is intended to be utilized by non-executive directors to purchase ordinary shares of the Company on the open market, subject to compliance with applicable laws and the Company’s insider trading policy.
The aggregate maximum amount of annual fixed fees was last revised by the annual general meeting held on May
11, 2021, which increased that amount (i) from 765,000 euros to 900,000 euros, for the portion of the annual fixed fees corresponding to annual retainer fees as well as committee membership and chairpersonship fees, and (ii) from
$675,000 to $800,000, for the portion of the annual fixed fees corresponding to cash paid in lieu of an annual equity grant. Details of the allocation of the annual fixed fees among individual directors in 2025 are set forth in the section entitled “Non-Executive Director and Director Compensation” of our Proxy Statement. The Company’s director compensation policies are designed to attract and retain qualified directors with the requisite skills and experience to serve on the Board.  Further, the Company’s director compensation are intended to recognize the significant time, attention, and workload of the directors who serve on the Board. The Board has decided to propose this resolution, following recommendation from the Human Resources Committee, as a result of the time which has elapsed since the current maximum amount was approved by the shareholders and various other factors considered by the Board.
The Board does not intend to raise individual director fees during fiscal year 2026.
                                                                    2026 Proxy Statement | 45
Therefore, the purpose of this proposed 12th resolution is to submit to approval of the Shareholders’ Meeting the increase of the aggregate maximum amount of the annual fixed fees that may be granted to directors as follows:
•increase from 900,000 euros to 1,200,000 euros, for the portion of the annual fixed fees corresponding to annual retainer fees as well as to committee membership and chairpersonship fees; and
•increase from $800,000 to $1,100,000, for the portion of the annual fixed fees corresponding to cash paid in lieu of an annual equity grant.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 12.

TWELFTH RESOLUTION
Approval of the aggregate maximum amount of the directors’ annual fixed fees
The Shareholders’ Meeting, deliberating in accordance with the quorum and majority conditions required at ordinary shareholders’ meetings, having examined the report of the Board of Directors, pursuant to article L. 225-45 of the
French Commercial Code,
decides to set the amount of the annual fixed fees that may be granted to the directors at the sum of 1,200,000 euros per annum and $1,100,000 per annum for the current and each of the subsequent fiscal years, until a new resolution is taken by the Company’s shareholders’ meeting on that matter.

OVERVIEW - RESOLUTIONS / PROPOSALS 13 to 15
By submitting proposals 13 to 15 to the Shareholders’ Meeting, the Board of Directors is seeking the annual renewal of the authorizations required for the purposes of any share repurchase program that may be authorized by the Board of Directors from time to time (including the current share repurchase program authorized by the Board of Directors on March 12, 2026).
The Company is asking for the shareholders’ authorization in proposal 13 to be able to repurchase its own shares under the conditions set forth in article L. 225-209-2 of the French Commercial Code. In any event the Company will also be permitted to repurchase its own shares in accordance with article L. 225-208 of the French Commercial
Code without the need for shareholders’ authorization.
The authorizations in proposals 14 and 15 would allow the Company to cancel shares that it repurchases.
RESOLUTION / PROPOSAL 13
Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code
This resolution would authorize the Board of Directors to repurchase the Company’s shares, under the conditions set forth in article L. 225-209-2 of the French Commercial Code.
                                                                    2026 Proxy Statement | 46
The Company wishes to be able to use the shares repurchased pursuant to this authorization primarily to satisfy its obligations under free share plans, stock option plans, profit sharing plans or other share allocations to employees and corporate officers of the Company and of its affiliates and/or as consideration for potential business acquisitions, but also for any other purpose that may be permitted from time to time by French law. For the avoidance of doubt, any allocations of repurchased shares to free share plans, stock option plans, profit sharing plans or other share allocations are subject to applicable limits under the Constellium SE 2013 Equity Incentive Plan (as amended from time to time, the “Plan”).
Under the Plan, the Board of Directors wishes to have an option to deliver to employees and corporate officers, upon vesting, the repurchased shares of the Company instead of issuing new shares, which would limit future dilution for the Company’s shareholders.
In addition, external growth and, in particular, acquisitions, are potential areas of development for the Company.
The Board of Directors wishes to have the flexibility to repurchase outstanding shares in order to be able to use such shares as consideration for potential acquisitions, rather than issuing new shares.
The shareholders are also asked to approve the use of this authorization for any other purpose that would be permitted by law on the date on which the Board of Directors will use the authorization (in particular, as currently authorized by French law, for the purpose of remittance of the repurchased shares, within five years from their repurchase, to shareholders who would express intention to acquire such shares during a sale procedure that may be organized by the Company within three months following each of its annual general meetings).
Share repurchases pursuant to this authorization cannot exceed 10% of the share capital, and share repurchases pursuant to this authorization for future use as consideration for potential external growth, merger, spin-off or contribution transaction cannot exceed 5% of the share capital. In any case, pursuant to French law, the Company cannot own, at any given time, more than 10% of the total of its own shares.
Any shares repurchased by the Company will not have voting rights nor rights to a dividend, for as long as they remain held by the Company.
Any share repurchases pursuant to this resolution shall be carried out within the price range of $8.90 to $36.50 per share (excluding fees and commissions), as determined by independent experts (as required by article L. 225-209-2 of the French Commercial Code) and approved by the shareholders pursuant to this resolution. The aggregate cap on share repurchases pursuant to this resolution is $535,892,562 (excluding fees and commissions).
This authorization will be implemented under the conditions of article L. 225-209-2 of the French Commercial
Code.
This authorization will succeed to the authorization set forth in the 11th resolution of the shareholders’ meeting held on May 15, 2025 (which expires on May 14, 2026) and will be effective for a period of twelve (12) months from this
Shareholders’ Meeting.
If a third-party files a public offer for the shares of the Company, the Board of Directors shall not, during the offer period, implement this authorization without prior authorization of the shareholders’ meeting.
                                                                    2026 Proxy Statement | 47
The special report of the statutory auditors on this proposed resolution and the report prepared by independent experts referred to above shall be made available to the shareholders entitled to vote at the Shareholders’ Meeting in accordance with articles L. 225-115, R. 225-83, R. 225-89 and R.225-160-3 of the French Commercial Code.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 13.
                                                                    2026 Proxy Statement | 48

THIRTEENTH RESOLUTION
Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for ordinary shareholders’
meetings, having reviewed the Board of Directors’ report, the report of the independent expert designated in accordance with articles L. 225-209-2 and R. 225-160-1 of the French Commercial Code and the statutory auditors’ special report, in accordance with article L. 225-209-2 of the French Commercial Code,
1.Authorizes the Board of Directors to purchase shares of the Company under the conditions set forth in article
L. 225-209-2 of the French Commercial Code,
2.Decides that these shares may be purchased on one or more occasions, in the open market and/or through privately negotiated transactions,
3.Resolves that, if a third-party files a public offer for the shares of the Company, the Board of Directors shall not, during the offer period, implement this authorization without prior authorization of the shareholders’ meeting,
4.Decides that the authorization may be used, and the shares so purchased may be allocated:
- within two years from their repurchase date, as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger, or contribution-in-kind transaction,
- within one year from their repurchase date, to beneficiaries of free share plans, stock option plans, profit sharing plans or other share allocations to employees and corporate officers of the Company and of its affiliates,
- within the applicable legal time period, to any further purpose as may be authorized by the laws and regulations applicable at the time this authorization shall be used by the Board of Directors,
5.Acknowledges that the maximum number of shares that may be purchased pursuant to this authorization shall not, at any time, exceed 10% of the share capital of the Company, provided that, if the shares are intended to be used as payment or in exchange for assets acquired by the Company in connection with a potential acquisition, merger, demerger or contribution-in-kind transaction, the maximum number of shares that may be purchased, pursuant to this authorization, for that purpose shall not, at any time, exceed 5% of the share capital of the
Company,
6.Decides that the Board of Directors shall be authorized, within the timeframes set forth above, to use the repurchased shares for any other purpose set forth above and, as the case may be, to reallocate the repurchased shares to any other purpose set forth above,
7.Acknowledges that the repurchased shares not used for one of the above-mentioned purposes and within the above-mentioned timeframes will be automatically canceled,
8.Decides that all or part of the repurchased shares, subject to the adoption of the 14th resolution below, can be canceled under the terms and conditions set forth in that 14th resolution,
9.Decides to set the minimum purchase price per share (excluding fees and commissions) at $8.90, or the euro equivalent on the date on which this authorization is used, and the maximum purchase price per share (excluding fees and commissions) at $36.50, or the euro equivalent on the date on which this authorization is used, in accordance with the report by independent experts established pursuant to article L. 225-209-2 of the French
Commercial Code, with an overall cap of $535,892,562 (excluding fees and commissions); subject to adjustments as necessary to reflect any relevant capital transactions (e.g. incorporation of reserves and free allocation of shares, stock splits or reverse stock splits) that might occur during the term of this authorization,
10.Decides that, within the limits referred to in paragraph 9 above, the purchase price per share under this authorization shall be set by the Board of Directors,
11.Resolves that the Board of Directors shall have all powers, with the option to sub-delegate powers under the conditions provided by law, to implement this authorization, in particular by placing stock market orders, entering into all types of agreements as permitted by law, carrying out any formalities, procedures and filings with any competent authority or body, and, in general, doing whatever is necessary for the purposes of implementing this authorization,
12.Resolves that this authorization shall be granted for a period of twelve (12) months from the date of this
Shareholders’ Meeting.

                                                                    2026 Proxy Statement | 49
EXTRAORDINARY PART OF THE MEETING
RESOLUTION / PROPOSAL 14
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code
The shareholders are asked to grant all powers to the Board of Directors for the purpose of canceling, on one or more occasions, all or part of the Company’s shares acquired as a result of the share repurchases authorized by the shareholders in accordance with the provisions of article L. 225-209-2 of the French Commercial Code pursuant to the proposed 13th resolution or to any prior resolution. The shares to be canceled pursuant to this authorization shall not exceed 10% of the share capital per twenty-four-month period.
This authorization will be granted for a period of twenty-four (24) months from this Shareholders’ Meeting. It will cancel and replace the authorization set forth in the 12th resolution of the shareholders’ meeting held on May 15,
2025.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 14.

FOURTEENTH RESOLUTION
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ special report,
1.Authorizes the Board of Directors, in accordance with article L. 225-209-2 of the French Commercial Code, to cancel, on one or more occasions, all or part of the shares repurchased by the Company and to reduce the share capital accordingly, such cancelations and capital reductions not to exceed 10% of the share capital of the Company per twenty-four-month period,
2.Resolves that the Board of Directors shall have all powers, with the option to sub-delegate powers under the conditions provided by law, to decide and implement a capital reduction in accordance with this resolution, including powers:
- to set the final amount, terms, and conditions of the capital reduction,
- to charge any potential excess of the purchase price of the shares over their par value on any available reserve or premium account and, as the case may be, retained earnings account,
- to carry out all acts, formalities, or declarations necessary to finalize the capital reductions that could be made pursuant to this authorization, to amend the Company's articles of association accordingly and, in general, to do whatever is necessary or useful for the implementation of this authorization,
3.Resolves that this authorization shall be granted for a period of twenty-four (24) months from the date of this
Shareholders’ Meeting,
4.Resolves that this authorization cancels and replaces, to the extent necessary, all prior authorizations having the same purpose and in particular the authorization set forth in the 12th resolution of the shareholders’ meeting held on May 15, 2025.

                                                                    2026 Proxy Statement | 50
RESOLUTION / PROPOSAL 15
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial
Code
In addition to the share repurchases pursuant to the shareholders’ authorization in accordance with article L.
225-209-2 of the French Commercial Code, the Company may acquire its own shares, without shareholders’
authorization, in accordance with article L. 225-208 of the French Commercial Code, with a view to allocating, within one year of their repurchase, those shares to employees and corporate officers of the Company and of its affiliates under free share plans, stock option plans or other share allocations. For the avoidance of doubt, any allocations of repurchased shares to free share plans, stock option plans or other share allocations are subject to applicable limits under the Plan (as defined above). In any case, pursuant to French law, the Company cannot own, at any given time, more than 10% of the total of its own shares. Any shares repurchased by the Company will not have voting rights nor rights to a dividend, for as long as they remain held by the Company.
The shareholders are asked to grant all powers to the Board of Directors for the purpose of carrying out a share capital reduction not motivated by losses, on one or more occasions, up to a maximum amount of 293,639.76 euros, which represents 10% of the share capital as of the date of this report, by way of cancelation of a maximum of
14,681,988 Company’s shares with a par value of €0.02 per share, acquired by the Company in accordance with article L. 225-208 of the French Commercial Code.
This authorization will allow the Company to cancel those shares repurchased in accordance with article L. 225-208 of the French Commercial Code which had not been allocated to an award under the Plan and those which had been allocated to an award under the Plan but turned out to be in excess of number of shares required for delivery at the time of vesting of such award.
This authorization will be granted for a period of twenty-four (24) months from this Shareholders’ Meeting. It will cancel and replace the authorization set forth in the 13th resolution of the shareholders’ meeting held on May 15,
2025.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 15.
                                                                    2026 Proxy Statement | 51

FIFTEENTH RESOLUTION
Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial
Code
The Shareholders’ Meeting, acting under the conditions of quorum and majority required for extraordinary shareholders’ meetings, having reviewed the Board of Directors’ report and the statutory auditors’ special report, acting in accordance with articles L. 225-204 and L. 225-205 of the French Commercial Code,
1.Authorizes the Board of Directors to carry out a share capital reduction not motivated by losses, on one or more occasions, up to a maximum amount of 293,639.76 euros by way of cancelation of a maximum of 14,681,988
Company’s shares with a par value €0.02 per share, acquired by the Company pursuant to article L. 225-208 of the
French Commercial Code,
2.Resolves that the Board of Directors shall have all powers, with the option to sub-delegate powers under the conditions provided by law, to decide and implement a capital reduction in accordance with this resolution, including powers:
- to set the final amount, terms, and conditions of the capital reduction,
- in the event of the opposition of one or more creditors of the Company within the timeframe for opposition from creditors as provided by law, to take any appropriate measure, set up any security or execute any court decision ordering the lodging of guarantees or the reimbursement of debts,
- to charge any potential excess of the purchase price of the shares over their par value on any available reserve or premium account and, as the case may be, retained earnings account,
- to carry out all acts, formalities, or declarations necessary to finalize the capital reductions that could be made pursuant to this authorization, to amend the Company's articles of association accordingly and, in general, to do whatever is necessary or useful for the implementation of this authorization, including proceeding with any adjustment to the terms of any rights or securities giving access to the Company’s share capital,
3.Resolves that this authorization shall be granted for a period of twenty-four (24) months from the date of this
Shareholders’ Meeting,
4.Resolves that this authorization cancels and replaces, to the extent necessary, all prior authorizations having the same purpose and in particular the authorization set forth in the 13th resolution of the shareholders’ meeting held on May 15, 2025.

RESOLUTION / PROPOSAL 16
Powers to carry out formalities
The Board of Directors proposes to confer all powers to the Board of Directors, the Chairman of the Board of
Directors, the Chief Executive Officer, the Group General Counsel, each with the power to sub-delegate, or the bearer of an original, copy or extract of the minutes of the Shareholders’ Meeting to carry out all legal or
                                                                    2026 Proxy Statement | 52
administrative formalities, and all filings and publication formalities provided for by the legislation in force following the adoption of the resolutions of this Shareholders’ Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RESOLUTION 16.

SIXTEENTH RESOLUTION
Powers to carry out formalities
The Shareholders’ Meeting confers all powers to the Board of Directors, the Chairman of the Board of Directors, the
Chief Executive Officer, the Group General Counsel, each with the power to sub-delegate, to the bearer of an original, copy or extract of the minutes of this Shareholders’ Meeting to carry out all legal or administrative formalities, and all filings and publication formalities provided for by the legislation in force following the adoption of the foregoing resolutions.

                                                                    2026 Proxy Statement | 53

Business Highlights

Constellium is a global leader in the development, manufacturing and recycling of value-added aluminum products and solutions to support aerospace, space, defense, packaging, automotive, commercial transportation and general industrial end-markets.

24
manufacturing facilities

~11,500
employees

3
R&D centers

1.5m
Metric Tons Shipped

$719m
EPA Segment Adjusted EBITDA*

$8.4b
Revenue

$178m
Free Cash Flow

* EPA Segment Adjusted EBITDA is a non-GAAP measure and is an internal performance metric used by management to measure profitability and financial performance for resource allocations and decision-making, including targets under the Company's EPA plan which excludes the positive non-cash metal price lag impact of $126 million.

Our Products and Solutions

We transform aluminum into rolled and extruded products and automotive components, partnering with our customers to develop new solutions used for cans, cars, planes, and more.

We recycle throughout the process, from scrap to used beverage cans (UBCs), with recycling capacity of 750,000+ metric tons per year.

                                                                    2026 Proxy Statement | 54
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (the “CD&A”) discusses our compensation policies and determinations that apply to our named executive officers (the “Named Executive Officers” or “NEOs”). When we refer to NEOs, we are referring to the following individuals whose 2025 compensation is set forth below in the
Summary Compensation Table and subsequent compensation tables.

Name	Position
Jean-Marc Germain(1)	Former, Chief Executive Officer (“CEO”)
Jack Guo	Executive Vice President and Chief Financial Officer (“CFO”)
Ingrid Joerg(1)	Chief Executive Officer; Former Executive Vice President and Chief Operating Officer and Former President, Packaging, Automotive & Rolled Products business unit
Philippe Hoffmann	President, Aerospace & Transportation business unit
Ryan Jurkovic	Chief Human Resources Officer
(1) After the end of the fiscal year, effective January 1, 2026, Ms. Joerg succeeded Mr. Germain as the Company’s CEO. The terms of her revised compensation arrangements and Mr. Germain’s transition arrangements are described below under “NEO
Employment Arrangements.”
While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly to our executive officers and senior officers.
Executive Summary
Our Executive Compensation Philosophy
Our executive compensation philosophy rests on four pillars:
1)Total Compensation Approach. Pay and rewards are considered in their totality.
2)Differentiated Pay Based on Performance and Value Creation. Compensation is differentiated in a way that recognizes the value that each executive creates individually and collectively.
3)Market Competitiveness. We use appropriate competitive data to inform, but not dictate, pay decisions.
4)Well-conceived Pay Positioning, Pay Mix and Award Allocation. We consider both internal equity and external market comparisons in setting total direct compensation; balance direct compensation components in a way that gives a competitive mix of cash and equity ownership, with higher percentages of equity the more senior the role; use a mix of metrics; and motivate executives to have an ownership mindset and to align with shareholder interests by providing them the opportunity to own Company stock.
2025 Highlights
Constellium is a global leader in the development, manufacture and sale of a broad range of high value-
added specialty rolled and extruded aluminum products to the aerospace, space, defense, packaging, automotive, commercial transportation and general industrial end-markets. Our business is organized into three operating segments: Aerospace & Transportation (“A&T”), Packaging & Automotive Rolled Products (“P&ARP”) and
Automotive Structures & Industry (“AS&I”). As of December 31, 2025, the Group has 24 manufacturing facilities, 3
R&D centers and 3 administrative centers. The Group has approximately 11,500 employees.
Constellium delivered near record results in 2025 despite the uncertain macroeconomic and end market environment. In 2025, the Company had shipments of 1.5 million metric tons, revenue of $8.4 billion, net income of
$275 million and cash from operating activities of $489 million. We achieved Adjusted EBITDA of $846 million and Free Cash Flow of $178 million. Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are
                                                                    2026 Proxy Statement | 55
reconciled to the most comparable U.S. GAAP measures on Annex A to this Proxy Statement. During the year we returned $115 million to shareholders through the repurchase of 8.9 million shares and we reduced our leverage to
2.5x at the end of 2025.
2025 Compensation Highlights
Consistent with our executive compensation philosophy and our performance in 2025, the elements of our total direct compensation program for the NEOs and a summary of related compensation highlights for 2025 are set forth below.

Compensation Component	Link to Compensation Philosophy	2025 Compensation Highlights
Base Salary
• Competitive base salaries help attract
and retain executive talent
• Fixed cash compensation recognizes
factors such as individual contribution, time
in role, and scope of responsibility
• Reviewed annually and adjusted as
appropriate
• No base salary increases in 2025
Annual Cash Incentive (1)	• Focus executives on achieving annually established financial, strategic, and individual goals that are key indicators of ongoing operational performance and support our business strategy	• EPA awards were earned above target, with payouts as a percentage of target at 150%
Long-Term Equity Incentives
• Incentivize and reward long-term gains
in shareholder value, with vesting terms of
three years to support retention while
rewarding future growth
• Encourages executive ownership and
alignment with external shareholders

• Executives were awarded a combination of
restricted stock units, or RSUs, and performance
stock units, or PSUs
• PSUs that were eligible to be earned based on
three-year relative total shareholder return (“TSR”)
performance from March 2022 to March 2025,
measured against the companies in the S&P
MidCap 400 Materials Index and the S&P
SmallCap 600 Materials Index, were earned at
60.6% of target

(1) The Company defines annual cash incentives as our Employee Performance Award plan (“EPA”).
Consistent with our executive compensation philosophy, in 2025, a majority of the primary compensation (base salary, EPA awards, and annual long-term equity awards), of our CEO and our other NEOs was variable
(approximately 85% and 68%, respectively), based on Company performance and/or stock price.
                                                                    2026 Proxy Statement | 56
Positive Pay Practices
The Company’s executive compensation program reflects several positive pay governance practices, as follows:

What We Do	What We Don't Do
✔ Grant compensation that is primarily at-risk and variable	✘ Allow hedging or pledging of Company stock by directors or executive officers
✔ Subject annual cash incentives and PSUs to measurable and rigorous goals	✘ Reprice stock options
✔ Use an independent compensation consultant on an ad-hoc basis	✘ Provide excessive perquisites
✔ Cap annual cash incentive payments at 150% of target and PSUs at 200% of target	✘ Pay tax gross-ups on a change in control
✔ Structure compensation to avoid excessive risk taking	✘ Provide “single trigger” change in control payments
✔ Provide competitive compensation that is compared against industry peer groups	✘ Provide excessive severance benefits
✔ Maintain a robust Clawback Policy
                                                                    2026 Proxy Statement | 57
How We Determine Executive Compensation
Oversight Responsibilities for Executive Compensation
The table below summarizes the key oversight responsibilities for executive compensation.

Board of Directors
• Approves the compensation philosophy, policies and structure with respect to the EPA and long-term equity incentive plan
• Reviews and approves the performance and remuneration of our CEO on an annual basis

Human Resources Committee
• Reviews and make recommendations to the Board with respect to our compensation philosophy, policies and structure with respect to the EPA and long-term equity incentive plan
• Reviews and recommends the corporate goals, performance and compensation structure of our CEO on an annual basis
• Reviews and approves recommendations on the compensation structure of the CEO’s direct reports on an annual basis

Chief Executive Officer and Management
• Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Human Resources Committee
• Responsible for the administration of the compensation programs once Human Resources
Committee decisions are finalized
• CEO is not involved in any decision as to their own compensation

Use of Market Data
The Human Resources Committee referenced the previously approved peer group of industry-relevant and similarly sized companies to be used for reference when making 2025 compensation decisions. Market comparison information for the CEO and CFO was informed by publicly available peer group information. Market comparison information for our other NEOs was based on a third-party survey for the manufacturing industry. For Ms. Joerg and
Mr. Hoffmann, the Pan-European survey data for manufacturing industry was referenced; for Mr. Jurkovic, the US survey data for manufacturing industry was referenced. These data sources served as important reference points in assessing the competitiveness of base salary, incentive targets, and total direct compensation, as well as on overall market design practices.
For purposes of 2025 executive compensation decisions, the Human Resources Committee referenced the following North American peer group for our CEO and CFO, which was unchanged from the peer group used for purposes of 2024 executive compensation.

2025 North American Compensation Peer Group
Alcoa Corporation	Commercial Metals Co.	Ryerson Holding Corp.
ATI Inc.	Crown Holdings, Inc.	Schnitzer Steel Industries, Inc.
Arconic Corp.	Kaiser Aluminum Corp.	Steel Dynamics, Inc.
Century Aluminum Co.	Novelis Inc.	Thor Industries, Inc.
Cleveland-Cliffs Inc.	Reliance, Inc.	Worthington Enterprises, Inc.
2025 Named Executive Officer Compensation
Base Salary
Base salaries for each Named Executive Officer are set taking into account such executive’s qualifications, experience, and contributions. Base salaries are reviewed annually, and any adjustment is determined based on an assessment of corporate performance, the performance of each Named Executive Officer against his or her individual job and functional area’s responsibilities, and competitive market conditions for executive compensation for similar positions. For and during 2025, there were no increases in base salaries:
                                                                    2026 Proxy Statement | 58

Name	2024 Base Salary	2025 Base Salary	% Increase
Jean-Marc Germain	$1,115,000	$1,115,000	—
Jack Guo	$540,000	$540,000	—
Ingrid Joerg(1)	$988,607	$1,049,408	—(2)
Philippe Hoffmann(1)	$656,235	$696,595	—(2)
Ryan Jurkovic	$544,000	$544,000	—
(1)    Amounts converted to U.S. dollars from Swiss francs based on the average exchange rate of 1.1363 and 1.2062 in 2024 and
2025.
(2)      There were no increases to Ms. Joerg and Mr. Hoffmann’s base salaries in 2025. The difference is as a result of the increase in the average exchange rate. Ms. Joerg’s annual base salary in 2024 and 2025 was CHF 870,012 and Mr. Hoffmann’s annual base salary in 2024 and 2025 was CHF 577,512.
Annual Cash Incentive Plan (the “EPA”)
Each of our NEOs participates in the Employee Performance Award plan. The EPA is an annual cash bonus plan intended to provide performance-related award opportunities to employees contributing substantially to the success of the Company. Under the EPA, participants are provided opportunities to earn cash bonuses based on the level of achievement of certain financial, sustainability, and individual objectives as approved by our Human
Resources Committee for the applicable annual performance period.
The three components of bonuses awarded under the EPA for 2025 had the following weights:
•Financial Objectives(1)(4) — 70% (EPA Segment Adjusted EBITDA(2) (40%) and EPA Adjusted Free Cash
Flow(3) (30%))
•Sustainability Objectives — 10% consisting of both of the following metrics (Environmental, Health and
Safety (“EHS”) (5%), and Inclusion (5%))
•Individual Objectives — 20%
(1)     The metrics used to set the 2025 EPA targets are based on the Company’s 2025 EPA Segment Adjusted EBITDA and EPA
Adjusted Free Cash Flow presented in dollars (as set forth in the following EPA table).
(2)   EPA Segment Adjusted EBITDA is an internal performance metric used by management to measure profitability and financial performance for resource allocations and decision-making, including targets under the Company’s EPA plan.
EPA Segment Adjusted EBITDA is defined as income / (loss) from continuing operations before income taxes, results from joint ventures, net finance costs, other expenses and depreciation, amortization as adjusted to exclude restructuring costs, impairment charges, unrealized gains or losses on derivatives and on foreign exchange differences on transactions that do not qualify for hedge accounting, metal price lag, share-based compensation expense, non-operating gains / (losses)
on pension and other post-employment benefits, expenses on factoring arrangements, effects of certain purchase accounting adjustments, start-up and development costs or acquisition, integration and separation costs, certain incremental costs and other exceptional, unusual or generally non-recurring items, and as may be further adjusted by the Company on an annual basis to remove the impact of certain one-off or non-recurring events. In fiscal year 2025, further adjustments were made for non-material disposals. EPA Segment Adjusted EBITDA is a non-GAAP financial measure. See Annex A for a reconciliation to the most directly comparable financial measure calculated under GAAP.
(3)      EPA Adjusted Free Cash Flow is a non-GAAP measure. EPA Adjusted Free Cash Flow is defined as net cash flow from operating activities, less capital expenditures, net of property, plant and equipment inflows excluding factoring impacts and may be further adjusted by the Company on an annual basis to remove the impact of certain one-off or non-recurring events. In fiscal year 2025, EPA Adjusted Free Cash Flow was further adjusted for the impact of non-material disposals and other effects. EPA Adjusted Free Cash Flow is a non-GAAP financial measure. See Annex A  for a reconciliation to the most directly comparable financial measure calculated under GAAP.
                                                                    2026 Proxy Statement | 59
(4)    The adjustments taken for EPA Segment Adjusted EBITDA and EPA Adjusted Free Cash Flow are reviewed by the Human
Resources Committee. The Human Resources Committee then recommends to the Board and the Board approves the adjustments.
Each component can be earned at 0% to 200% of target, however, the overall EPA payout is capped at 150%
of target.
Financial Objectives. To promote synergies throughout the Company, the EPA is designed to encourage individual plants, business units and our corporate division to work closely together to achieve common strategic, operating and financial goals.
For 2025, the Human Resources Committee chose EPA Segment Adjusted EBITDA and EPA Adjusted Free
Cash Flow as the financial objectives because it views these to be the best measures of the Company’s performance in the short-term, with greater weighting on EPA Segment Adjusted EBITDA due to its importance in measuring the profitability and financial performance of the Company’s operating segments. The Human Resources Committee recommended and the Board set the target for EPA Segment Adjusted EBITDA of $600 million for 2025, which was above the company’s actual performance in 2024, which was Segment Adjusted EBITDA of $575 million.
Below are the 2025 threshold, target, maximum and actual performance levels against these metrics:

Metric	Threshold (0% of target)	Target (100% of target)	Maximum (200% of target)	Actual	% Achievement (unweighted)
EPA Segment Adjusted EBITDA(1)	$510	$600	$690	$719	200%
EPA Adjusted Free Cash Flow(1)	$60	$120	$180	$158	164%
(1)    In millions and rounded. As disclosed above, the figures in the table are based on the Company’s 2025 results reported in
U.S. dollars. EPA Segment Adjusted EBITDA and EPA Adjusted Free Cash Flow are non-GAAP financial measures. See
Annex A  for a reconciliation to the most directly comparable financial measure calculated under GAAP.
If threshold performance is not achieved for a financial objective, there is no payout. Between threshold performance and target performance, payouts increase linearly from 0% to 100%. Achieving maximum performance level for a financial objective results in a payout of 200%, with payouts increasing linearly from 100% to 200%
(subject to the overall EPA cap of 150% of target).
Sustainability Objectives. The sustainability objectives are divided into EHS (5%) and inclusion (5%)
components. The EHS metric is measured quarterly at the Company, business unit or operating unit/site level, while inclusion is measured annually at the Company level. Payout for sustainability objectives can range from 0% to
200% (subject to the overall EPA cap of 150% of target).
The EHS recordable case rate measures the number of fatalities, serious injuries, lost-time injuries, restricted work injuries, or medical treatments per 1 million hours worked, including by our contractors. The Company’s publicly stated safety target is a recordable case rate of 1.5. This EHS metric of 1.5 is measured annually.
For compensation purposes, the EPA plan uses a graduated scale where 2.00 represents threshold (0%) payout, 1.75 represents target (100%) payout and 1.50 represents maximum (200%) payout, reflecting the Company’s commitment to continuous improvement beyond industry standards. Additionally, for compensation purposes, the
EHS recordable case rate is measured on a quarter-by-quarter basis with the resulting average of the four quarters calculated at year-end. For 2025, the unweighted achievement for EHS recordable case rate was 79%. The inclusion metric is intended to promote gender balanced hiring for a more representational workforce. The threshold, target and maximum for the inclusion metric were 24%, 25% and 26%. The actual achievement for inclusion was 25.09%, resulting in unweighted achievement of 109%.
                                                                    2026 Proxy Statement | 60
Individual Objectives. The individual objectives are evaluated annually via the performance management program (the “Performance Management Program”), and achievement against these objectives is used to determine the percentage attained of the individual objectives target. Payouts for individual objectives can range from 0% to
200% (subject to the overall EPA cap of 150% of target) based on the Human Resources Committee’s subjective assessment.
The individual objectives for 2025 for the Named Executive Officers are aligned with the overall strategic goals of the Company and included the following: (i) delivering results on budget, (ii) executing on the Company’s strategic, financial and operational plan by delivering Adjusted EBITDA and Free Cash Flow targets, (iii) executing top-line growth and meeting sustainability targets, (iv) developing talent and people, and (v) strengthening shareholder relations.
The Human Resources Committee recommended the following payout percentages for the 2025 individual objective performance outcomes: Mr. Germain 130%; Mr. Guo 130%; Ms. Joerg 130%; Mr. Hoffmann 130%; and
Mr. Jurkovic 130%.
There were no increases in target bonuses in 2025. Based on the performance results described above, the
NEOs earned the following EPA payouts for 2025. Bonuses earned for fiscal year 2025 were paid out in March
2026.

Name	2025 Target Bonus (% of Base Salary)	2025 Target Bonus ($)	2025 Bonus Payout (% of Target)	2025 Bonus Payout ($)
Jean-Marc Germain	140%	$1,561,000	150%	$2,341,500
Jack Guo	90%	$486,000	150%	$729,000
Ingrid Joerg(1)	90%	$944,468	150%	$1,416,701
Philippe Hoffmann(1)	85%	$592,106	150%	$888,159
Ryan Jurkovic	65%	$353,600	150%	$530,400
(1)        Target bonus amounts and bonus payout amounts are converted to U.S. dollars from Swiss francs based on the average exchange rate of 1.2062 in fiscal year 2025.
Long-Term Equity Incentive Program
2025 Equity Grants
Equity grants are a critical component of our executive compensation strategy, designed to incentivize our executive officers and closely align their interests with those of our shareholders. Our 2025 annual long-term equity program consisted of performance stock units (“PSUs”) and restricted stock units (“RSUs”), with targeted weightings of approximately 65% and 35%, for PSUs and RSUs, respectively.
Award Design

Award Type	Description / Objective
Restricted Stock Units	• Cliff vest on the third anniversary of the grant date, subject to continued service • Realized value linked to share price while supporting retention
Performance Stock Units
• Awarded to select executives to further incentivize performance
• PSUs may be earned from 0% - 200% of target shares awarded based on achievement against three-year relative TSR goals
• Performance is measured against the companies in the S&P MidCap 400 Materials
Index and the S&P SmallCap 600 Materials Index
• Earned units vest on the third anniversary of the grant date, subject to continued
service

The performance schedule for the 2025 PSUs is summarized in the table below; provided that, if Constellium’s
Total Shareholder Return (“TSR”) is negative, the number of PSUs that can be earned is capped at 100% of target.
                                                                    2026 Proxy Statement | 61
For purposes of calculating TSR, the beginning and ending share prices are calculated using a 20-day average closing share price.

Constellium TSR	% of Target PSUs Earned
Below the average of the two 25th percentile TSRs of the comparator groups	0%
Equal to the average of the two 25th percentile TSRs of the comparator groups	25%
Between the average of the two 25th percentile TSRs and the average of the two median TSRs of the comparator groups	25% - 100%, determined by linear interpolation
Equal to the average of the two median TSRs of the comparator groups	100%
Between the average of the two median TSRs and the average of the two 75th percentile TSRs of the comparator groups	100% - 200%, determined by linear interpolation
Equal to or above the average of the two 75th percentile TSRs of the comparator groups	200%
2022-2025 PSUs
PSUs that were eligible to be earned based on three-year relative TSR performance from March 2022 to March
2025, against the same peer group and performance schedule as described above for the 2025 PSUs, were earned at
60.6% of target.
2025 Targeted Equity Grant Values
In 2025, Mr. Germain did not receive an increase to his target grant. Mr. Guo received a 30% increase to his target grant to better align compensation with market levels, and Ms. Joerg received an 18% increase to her target grant to reflect expanded leadership responsibilities. Targeted grant values for 2024 and 2025 are included in the table below. The actual numbers of RSUs and PSUs granted are determined from our targeted grant values and are based on Constellium’s 20-day average stock price prior to the grant date. Therefore, the targeted equity grant values differ from the grant date fair values used for accounting purposes that are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Name	2024 Target Grant	2025 Target Grant	% Increase
Jean-Marc Germain	$5,000,000	$5,000,000	—
Jack Guo	$1,000,000	$1,300,000	30%
Ingrid Joerg	$850,000	$1,000,000	18%
Philippe Hoffmann	$775,000	$800,000	3%
Ryan Jurkovic	$650,000	$675,000	4%
Other Compensation and Governance Matters
Equity Grant Policies
Equity grants to executive officers currently are made pursuant to our Constellium SE 2013 Equity Incentive
Plan. We do not coordinate the grant of equity awards to the timing of releases of material non-public information.
Grants of equity awards are typically made in March, following the Company’s release of full-year earnings for the prior fiscal year and the filing of the Annual Report.
Share Ownership Guidelines (“SOGs”) for Executive Officers
In 2018, we adopted Share Ownership Guidelines for our executive officers to encourage minimum levels of ownership and to foster alignment between the executive officers and shareholder interests. In December 2025, the
Human Resources Committee recommended and the Board approved increases to the Share Ownership Guidelines to better align with market practices. The Share Ownership Guidelines for our executive officers are as follows:
                                                                    2026 Proxy Statement | 62

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	5x
Chief Financial Officer	3x
Business Unit Presidents	2x
All Other Executive Officers	1x
The SOGs give the executive officers five years to achieve guideline percentages. Unvested RSUs count towards ownership, and unvested PSUs do not count towards ownership. Currently, we do not grant stock options.
Employment Agreements and Termination Benefits
Constellium is party to employment agreements or offer letters with each of its NEOs. In general, Constellium may terminate its executive’s employment or services for “cause” upon advance written notice, without compensation, for certain acts of the officer. Each executive officer may terminate his or her employment at any time upon advance written notice to Constellium. If the executive’s employment or services is terminated by
Constellium without “cause” or by the executive for “good reason,” the executive may be entitled to certain payments as provided by applicable laws or under the applicable employment agreement or offer letter. Except for the foregoing, our executives are not entitled to any severance payments upon the termination of their employment or services for any reason. See “Potential Payments Upon Termination or Change-In-Control” for further detail.
Transition Agreement with Jean-Marc Germain
As previously announced, Mr. Germain retired from his role as Chief Executive Officer on December 31,
2025. On January 1, 2026, Mr. Germain entered into a transition agreement (the “Transition Agreement”). The
Transition Agreement provides that Mr. Germain will remain employed as a Special Advisor to the Board of
Directors and management through December 31, 2026, to facilitate a seamless leadership transition (the “Transition
Period”). During the Transition Period, Mr. Germain will: (i) receive 50% of his 2025 base salary ($557,500), (ii) be eligible for a target annual cash incentive opportunity under the EPA for fiscal year 2026 of 140% of his Transition
Period base salary ($780,500), which would be payable in 2027, subject to the EPA conditions including individual performance, and (iii) be eligible, on his originally scheduled vesting dates (without acceleration), to fully vest in his
2023 outstanding equity awards and to vest pro-rata in his outstanding 2024 and 2025 equity awards (and in the case of any performance share awards, based on actual performance).
The foregoing equity treatment was provided in light of Mr. Germain’s strong performance and significant contributions during his decade-long service with the Company and in consideration of his continuing support of a successful transition through the Transition Period. During the Transition Period, Mr. Germain will continue to be entitled to customary employee benefits (such as medical benefits and life insurance) as more fully set forth in his previous employment agreement.
In accordance with ASC 718 (Stock Compensation), the continued total or partial vesting of Mr. Germain’s
2023-2025 RSUs and PSUs through the Transition Period (when his service is expected to end) resulted in a modification of those original awards with an incremental fair value of $18.3 million (this value assumes that the
Board determines that Mr. Germain has met the terms of his Transition Agreement).  In accordance with SEC Item
402, the incremental fair value of $18.3 million as of the modification date (fourth quarter 2025) is included in the
Summary Compensation Table for the year of the modification and the Grants of Plan-Based Awards Table also reflects the modification as a separate line item as of the modification date. Such amount may not correspond to the actual value that may be realized by Mr. Germain. The assumptions used in calculating the valuation of Mr.
Germain’s awards are set forth in Note 21 to the Company’s consolidated financial statements for fiscal year 2025 included in the Company’s Annual Report on Form 10-K, filed with the SEC on February 25, 2026.
The table below represents Mr. Germain’s compensation without the accounting treatment of ASC 718 outlined in the preceding paragraph and is presented for completeness along with the required disclosures in the
Summary Compensation Table and Grants of Plan-Based Awards Table.
                                                                    2026 Proxy Statement | 63

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jean-Marc Germain Former Chief Executive Officer	2025	$1,115,000	$8,060,357	$2,341,500	$—	$361,123	$11,877,980
(1) In accordance with ASC 718, the stock awards represent the aggregate grant date fair value of the annual RSUs and
PSUs (at target) granted to Mr. Germain on March 13, 2025. As disclosed above in the 2025 Targeted Equity Grant Values table, the targeted equity grant value of the award, as approved by the Board, was $5,000,000.
Retirement Benefits
Our U.S. based NEOs participate in a tax-qualified defined contribution 401(k) plan available to all our salaried employees. Additionally, a select group of highly compensated employees of Constellium US Holdings I,
LLC and certain other subsidiaries and affiliates (including Messrs. Germain, Guo and Jurkovic) are eligible to participate in the Constellium US Holdings I, LLC U.S. Non-qualified Deferred Compensation and Restoration Plan
(“DCRP”). The DCRP allows such employees to defer up to 85% of their EPA award. The DCRP is also a non-
qualified restoration plan for employer contributions that cannot be made to our 401(k) plan due to the Code Section
401(a)(17) annual limit on compensation paid under a qualified plan. The restoration contribution equals 9% of total eligible 2025 pay (base salary plus bonus award paid in 2025) in excess of this limit. The 9% consists of the 6%
employer matching contribution and the 3% non-elective retirement contribution. Employee EPA deferrals and employer restoration contributions are 100% vested.
Ms. Joerg and Mr. Hoffmann, who are based in Switzerland, participate in the Constellium Group Switzerland
Pension Fund (Basic Plan) within FCT (Trianon Collective Foundation) and Constellium Group Switzerland
Pension Fund (Plan 1e) within FCT 1e (Trianon Collective Foundation 1e). The Plan 1e generally operates similarly to a U.S. qualified defined contribution plan, and allows participants to choose their pension fund assets’ investment strategy. Both Constellium and the participants make contributions to the Plan 1e. Retirement benefits are only payable as a lump sum. Employer contributions to the Plan 1e are reflected within All Other Compensation in the
Summary Compensation Table. Please see the 2025 Pension Benefits table for further information regarding the
Basic Plan.
Other Benefits
We provide employees with benefits and perquisites based on competitive market conditions. All salaried employees, including the NEOs, are eligible for healthcare coverage as well as life and disability insurance protection. Our NEOs (and some other executive officers) are also entitled to additional benefits, which may include a car allowance, parking, lunch allowance, company car, and tax services.
Prohibition on Hedging and Pledging
We adopted an anti-hedging and pledging policy prohibiting directors and executive officers from engaging in hedging transactions and pledging of Constellium ordinary shares effective March 2025. For this purpose, a hedge means any financial instrument or derivative transaction, or trading strategy designed to hedge or offset any decrease in the market value of the Company’s ordinary shares, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund or similar transaction.
                                                                    2026 Proxy Statement | 64
Clawback Policy
In November 2023, the Board approved a compensation clawback policy pursuant to, and consistent with, the listing requirements of the NYSE. The Clawback Policy applies to certain members of the Company’s current and former executive officers and provides for the mandatory recovery of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.
Compensation Risk Assessment
We believe our approach to compensation helps mitigate excessive risk-taking that could harm shareholder value or reward poor judgment by our executives. Our Human Resources Committee monitors and considers the risk mitigating factors when recommending executive compensation. The Company engaged an external compensation consultant to perform a compensation risk assessment. The compensation consultant noted that the current compensation plan provides for a balanced approach to delivering incentives and gave the company a low-risk rating. Based on such external review, the Human Resources Committee has concluded that the compensation program does not create risks that are reasonably likely to have a materially adverse effect on the Company or put the Company at risk.
Human Resources Committee Report
Our Human Resources Committee which has responsibility over the Company’s compensation matters - has reviewed and discussed the section entitled “Compensation Discussion and Analysis” required by Item 402(b) of
Regulation S-K with management. Based upon this review and discussion, the Human Resources Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Martha Brooks, Chair
Jean-Christophe Deslarzes
Jean-Philippe Puig
Bradley Soultz
                                                                    2026 Proxy Statement | 65
Fiscal Year 2025 Summary Compensation Table
The following table sets forth summary information concerning the compensation of our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensatio n ($)(4)	Total ($)(7)
Jean-Marc Germain Former Chief Executive Officer(5)	2025	$1,115,000	$26,354,236	$2,341,500	$—	$361,123	$30,171,859
	2024	$1,115,000	$6,915,992	$524,496	$—	$326,264	$8,881,752
	2023	$1,115,000	$6,452,077	$2,074,569	$—	$321,347	$9,962,993
Jack Guo Executive Vice President, Chief Financial Officer	2025	$540,000	$2,095,686	$729,000	$—	$141,111	$3,505,797
	2024	$536,250	$1,383,193	$163,296	$—	$104,429	$2,187,167
	2023	$480,054	$1,173,101	$470,048	$—	$83,271	$2,206,475
Ingrid Joerg Chief Executive Officer Former Chief Operating Officer(6)	2025	$1,049,408	$1,612,083	$1,416,701	$108,403	$131,997	$4,318,593
	2024	$982,925	$1,175,715	$298,955	$191,676	$124,763	$2,774,033
	2023	$877,184	$2,056,346	$1,018,297	$164,631	$92,251	$4,208,709
Philippe Hoffmann President, A&T(6)	2025	$696,595	$1,289,654	$888,159	$140,552	$79,671	$3,094,631
	2024	$648,422	$1,071,965	$215,311	$186,344	$73,421	$2,195,463
	2023	$605,037	$1,099,792	$699,143	$252,519	$66,002	$2,722,494
Ryan Jurkovic Chief Human Resources Officer	2025	$544,000	$1,088,148	$530,400	$—	$157,405	$2,319,954
	2024	$538,000	$899,075	$118,810	$—	$127,721	$1,683,606
	2023	$515,000	$916,483	$442,442	$—	$119,538	$1,993,463
(1)Represents the aggregate grant date fair value of RSUs and PSUs granted in fiscal year 2025, computed in accordance with FASB ASC Topic 718. For PSUs, the values reflect the probable outcome award value (target) at the date of the grant in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The maximum grant date values for the PSUs, assuming achievement of the highest level of performance conditions, would be:  Mr. Guo: $3.1 million; Ms. Joerg: $2.4 million; Mr. Hoffmann: $1.9 million; and Mr. Jurkovic: $1.6 million. The assumptions used in calculating the valuations are set forth in Note 21 to the Company’s consolidated financial statements for fiscal year 2025 included in the Company’s Annual Report on Form 10-K, filed with the SEC on February 25, 2026.
                                                                    2026 Proxy Statement | 66
As more fully disclosed under the section “Transition Agreement with Jean Marc Germain”, pursuant to Mr. Germain’s
Transition Agreement, Mr. Germain is eligible for continued total or partial vesting of his 2023-2025 RSUs and PSUs.  The incremental fair value of those modified awards is reflected in the “Stock Awards” column for the year of the modification.
Such amount may not correspond to the actual value that may be realized by Mr. Germain. The “Stock Awards” column also includes the grant date fair value of Mr. Germain’s 2025 annual RSU and PSU grants of $8 million (at target).  For
Mr. Germain the maximum grant date values for the 2025 annual PSU grants, assuming achievement of the highest level of performance conditions, would be $12 million.  The assumptions used in calculating the valuations for Mr. Germain are as set forth in Note 21 to the Company’s consolidated financial statements for fiscal year 2025 included in the Company’s
Annual Report on Form 10-K.
(2)For fiscal year 2025, represents performance-based amounts earned under our 2025 Annual Cash Incentive Plan
(the EPA) as described in the CD&A under “Annual Cash Incentive Awards.” Mr. Guo deferred a portion of his EPA payments into the DCRP, which deferral will be reflected in the DCRP during fiscal year 2026. See “Non-Qualified
Deferred Compensation for Fiscal Year 2025” for more information.
(3)Reflects the aggregate change in the actuarial present value of benefits under the Constellium Basic Swiss
Pension Plan for Ms. Joerg and Mr. Hoffmann.
(4)For fiscal year 2025, payments to our NEOs included in the “All Other Compensation” column include the following: Mr. Germain – parking, car allowance ($13,800), tax services; long-term disability, life insurance, individual disability, and medical insurance premiums ($25,775); and, employer contributions to the DCRP ($272,158) and the 401(k)
Plan ($31,500); Mr. Guo – car allowance ($13,800); long-term disability, life insurance, individual disability, and medical insurance premiums ($25,683); and, employer contributions to the DCRP ($59,517) and the 401(k) Plan ($31,500);
Ms. Joerg – car allowance, lunch allowance, and company car ($17,035); and employer contribution to the Constellium
Switzerland 1e Pension Fund (Plan 1e) ($110,620); Mr. Hoffmann – company car ($13,895); dental insurance premiums;
and, employer contribution to the Constellium Switzerland 1e Pension Fund (Plan 1e) ($64,764); and, Mr. Jurkovic –
parking; car allowance ($13,800); long-term disability, life insurance, individual disability, and medical insurance premiums ($28,186); and, employer contributions to the DCRP ($70,145) and the 401(k) Plan ($31,500).
(5)Mr. Germain did not receive additional compensation to serve as an executive director.
(6)Cash payments to Ms. Joerg and Mr. Hoffmann are made in Swiss francs. All payments were converted using the average exchange rate for the applicable fiscal year of 1 CHF to 1.2062 in 2025, 1.1363 in 2024, and 1 CHF to 1.1127
USD in 2023. The source of the exchange rate is European Central Bank.
(7)Items in the Total column may not represent the exact sum of the various items due to rounding.
                                                                    2026 Proxy Statement | 67
Fiscal Year 2025 Grants of Plan Based Awards
The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for fiscal year 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jean- Marc Germain	—	$—	$1,561,000	$2,341,500					$—
	3/13/2025							171,678	$2,042,968
	3/13/2025				84,136	336,543	673,086		$6,017,389
	10/27/2025(5)							300,800	$4,731,584
	10/27/2025(6)				147,416	589,665	1,179,330		$13,562,295
Jack Guo	—	$—	$486,000	$729,000					$—
	3/13/2025							44,636	$531,168
	3/13/2025				21,875	87,501	175,002		$1,564,518
Ingrid Joerg	—	$—	$944,468	$1,416,701					$—
	3/13/2025							34,336	$408,598
	3/13/2025				16,827	67,309	134,618		$1,203,485
Philippe Hoffmann	—	$—	$592,106	$888,159					$—
	3/13/2025							27,468	$326,869
	3/13/2025				13,462	53,847	107,694		$962,784
Ryan Jurkovic	—	$—	$353,600	$530,400					$—
	3/13/2025							23,177	$275,806
	3/13/2025				11,358	45,433	90,866		$812,342
(1)Represents awards that could have been earned under the EPA based on performance in fiscal year 2025. For additional information, please refer to the CD&A under “Annual Cash Incentive Plan” above. Actual EPA payouts are reflected in the “Summary
Compensation Table” under the “Non-equity Incentive Plan Compensation” column.
(2)Awards made pursuant to the Constellium SE 2013 Equity Incentive Plan. PSUs may be earned from 0% - 200% of target shares awarded based on achievement against three-year relative TSR goals measured against the companies in the S&P MidCap 400
Materials Index and the S&P SmallCap 600 Materials Index. The “Threshold” column reflects the number of PSUs that will be earned if the lowest relative TSR performance goals are achieved, the “Target” column reflects the number of PSUs that will be earned if the relative TSR performance goals are achieved at target levels, and the “Maximum” column reflects the maximum number of PSUs that could be earned if the highest level of performance is achieved. Earned PSUs vest on the third anniversary of the grant date, subject to continued service.
(3)RSUs cliff vest on the third anniversary of the grant date, subject to continued service.
(4)The amounts included in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in fiscal year 2025, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. The assumptions used in calculating the valuations are set forth in Note 21 to the Company’s consolidated financial statements for fiscal year 2025 including in the Company’s Annual Report 10-K, filed with the SEC on February 25, 2026. The grant date fair values of PSUs are calculated using the most probable outcome of applicable performance conditions.
                                                                    2026 Proxy Statement | 68
(5)Represents the unvested shares subject to Mr. Germain’s 2023-2025 RSU grants that were modified pursuant to the Transition
Agreement and the incremental fair value, computed in accordance with ASC 718, associated with the modification of the RSUs. Such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him.
(6)Represents the unvested shares subject to Mr. Germain’s 2023-2025 PSU grants that were modified pursuant to the Transition
Agreement and the incremental fair value, computed in accordance with ASC 718, associated with the modification of the PSUs. Such amount reflects our calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him. The PSUs will vest, if at all, based on actual performance.
NEO Employment Arrangements
Employment Agreement and Transition Agreement with Jean-Marc Germain
Mr. Germain’s employment agreement was dated April 25, 2016 (the “Germain Employment Agreement’), and provided that his annual base salary was subject to review on an annual basis by the Board of Directors. Mr. Germain’s annual base salary for 2025 was $1,115,000 and had not been raised since 2020. The Germain Employment Agreement provided for a target annual bonus of 120% of base salary, with a potential maximum annual bonus of 180% of base salary. In 2023, his target annual bonus was increased to 140% of base salary (equal to $1,561,000), and his potential maximum annual bonus was increased to 210%
(equal to $2,341,500). Under the Germain Employment Agreement, Mr. Germain was able to be granted equity compensation awards at the discretion of the Board of Directors.
On January 1, 2026, a transition agreement was entered into with Mr. Germain (the “Transition Agreement”). The
Transition Agreement provides that Mr. Germain will remain employed as a Special Advisor to the Board of Directors and management through December 31, 2026, to facilitate a seamless leadership transition (the “Transition Period”). During the
Transition Period, Mr. Germain will: (i) receive 50% of his 2025 base salary ($557,500), (ii) be eligible for a target annual cash incentive opportunity under the EPA for fiscal year 2026 of 140% of his Transition Period base salary ($780,500), which would be payable in 2027, subject to actual performance, and (iii) be eligible to fully vest in his 2023 outstanding equity awards and to vest pro-rata in his outstanding 2024 and 2025 equity awards on the originally scheduled vesting dates and, in the case of any performance share awards, based on actual performance. As reflected in the tables above, the continued vesting of certain of
Mr. Germain’s 2023-2025 RSUs and PSUs resulted in the modification of his equity awards with an incremental fair value of
$18.3 million. Such amounts reflect the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him. The foregoing equity treatment was provided in light of Mr. Germain’s strong performance and significant contributions during his decade-long service with the Company and in consideration of his continuing support of a successful transition. During the Transition Period, Mr. Germain will continue to be entitled to customary benefits and perquisites, consistent with his Employment Agreement (as described above).
Employment Agreement with Jack Guo
Mr. Guo’s employment agreement is dated as of March 31, 2023, and was entered into when he was promoted to CFO, effective April 1, 2023. The employment agreement provides for an annual base salary of $525,000 (which is reviewed once per year), a target annual bonus of 75% of base salary (equal to $393,750), and a maximum potential annual bonus which could be up to 112.5% of base salary. Mr. Guo may be granted equity compensation awards at the discretion of the Board of Directors.
Effective April 1, 2024, Mr. Guo’s annual base salary was increased by 3% to $540,000. His annual target bonus was 90% of his base salary (equal to $486,000), with a maximum potential annual bonus of 135% of base salary ($729,000). On June 1, 2025,
Mr. Guo’s employment agreement was amended to formally change his title to Executive Vice President and Chief Financial
Officer. There were no other amendments to Mr. Guo’s employment agreement.
Offer and Promotion Letters and Employment Agreement with Ingrid Joerg
Ms. Joerg originally entered into an offer letter on December 15, 2014, in connection with her commencement of employment with Constellium. On July 24, 2023, she entered into an addendum to her offer letter when she was promoted to
Executive Vice President and Chief Operating Officer, BU President for Packaging & Automotive Rolled Products and Interim
President of Automotive Structures & Industry, effective September 1, 2023, which provided that her annual base salary is CHF
850,000 per year, a target annual bonus of 90% of base salary (equal to CHF 765,000), and a maximum annual bonus of 135% of base salary (equal to CHF 1,147,500). Effective April 1, 2024, Ms. Joerg’s annual base salary was increased by 2% to CHF
                                                                    2026 Proxy Statement | 69
870,012. Her annual target bonus was 90% of her base salary (equal to CHF 783,011), with a maximum potential annual bonus of 135% of base salary (CHF 1,174,516).
On October 28, 2025, Ms. Joerg entered into a new employment agreement, which superseded her existing employment arrangements effective January 1, 2026 (the “Joerg Employment Agreement”). The Joerg Employment Agreement established the  terms of Ms. Joerg’s annual compensation as CEO, including: an annual base salary of an initial amount of CHF 1,050,000, a target annual cash bonus opportunity of 120% of her annual base salary, with a maximum potential of up to 180%, subject to approval of the Board of Directors, and an annual equity award grant pursuant to the Company’s long-term equity incentive program and as approved by the Board of Directors. The first grant of $2,150,000 was made on March 12, 2026 as part of the
Company’s ordinary course award cycle. Ms. Joerg is  also entitled to benefits and perquisites commensurate with her position as CEO, including health benefits and specified pension contributions. Under the Joerg Employment Agreement, Ms. Joerg may
be granted equity compensation awards at the discretion of the Board of Directors.
Offer Letter with Phillippe Hoffmann
Mr. Hoffmann entered into an offer letter on October 1, 2020, in connection with his continued employment with
Constellium, which provides that his annual base salary will be CHF 475,000 per year, a target annual bonus of 85% of base salary (equal to CHF 403,750). Effective April 1, 2024, Mr. Hoffmann’s annual base salary was increased by 5% from CHF
550,008 to CHF 577,512. His annual target bonus is 85% of his base salary (equal to CHF 490,885), with a maximum potential annual bonus of 127.5% of base salary (CHF 736,328). Mr. Hoffmann may be granted equity compensation awards at the discretion of the Board of Directors.
Employment Agreement with Ryan Jurkovic
Mr. Jurkovic’s employment agreement is dated as of September 13, 2016, and was effective as of November 2, 2016. The employment agreement provides for an annual base salary of $400,000 (which is reviewed once per year), a target annual bonus of 60% of base salary (equal to $240,000), and a maximum potential annual bonus of 90% of base salary (equal to $360,000).
Under his agreement, Mr. Jurkovic may be granted equity compensation awards at the discretion of the Board of Directors.
Effective April 1, 2024, Mr. Jurkovic’s annual base salary was increased by 5% from $520,000 to $544,000. His annual target bonus is 65% of his base salary (equal to $353,600), with a maximum potential annual bonus of 97.5% of base salary (equal to
$530,400).
                                                                    2026 Proxy Statement | 70
Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth certain information with respect to outstanding stock awards granted to our NEOs as of fiscal year end. As of December 31, 2025, we have not granted stock options.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units, or Other Rights That Have Not Vested ($)(2)
Jean-Marc Germain(4)	3/13/2025	104,914	$1,977,629
	3/13/2025			205,665	$3,876,785
	3/14/2024	89,448	$1,686,095
	3/14/2024			175,347	$3,305,291
	3/9/2023	106,438	$2,006,356
	3/9/2023			208,653	$3,933,109
Jack Guo	3/13/2025	44,636	$841,389
	3/13/2025			87,501	$1,649,394
	3/14/2024	18,942	$357,057
	3/14/2024			37,132	$699,938
	3/9/2023	19,352	$364,785
	3/9/2023			37,937	$715,112
Ingrid Joerg	3/13/2025	34,336	$647,234
	3/13/2025			67,309	$1,268,775
	3/14/2024	16,101	$303,504
	3/14/2024			31,562	$594,944
	3/9/2023	18,143	$341,996
	3/9/2023			35,566	$670,419
	7/10/2023	56,301	$1,061,274
Philippe Hoffmann	3/13/2025	27,468	$517,772
	3/13/2025			53,847	$1,015,016
	3/14/2024	14,680	$276,718
	3/14/2024			28,777	$542,446
	3/9/2023	18,143	$341,996
	3/9/2023			35,566	$670,419
Ryan Jurkovic	3/13/2025	23,177	$436,886
	3/13/2025			45,433	$856,412
	3/14/2024	12,312	$232,081
	3/14/2024			24,136	$454,964
	3/9/2023	15,119	$284,993
	3/9/2023			29,638	$558,676
                                                                    2026 Proxy Statement | 71
(1)RSUs cliff vest on the third anniversary of the grant date subject to continued service.
(2)Amounts reported are based on the closing price of our ordinary shares on the NYSE as of December 31, 2025, the last trading day of our fiscal year, of $18.85 per share.
(3)PSUs may be earned from 0% - 200% of target shares awarded based on achievement against three-year relative
TSR goals measured against the companies in the S&P MidCap 400 Materials Index and the S&P SmallCap 600 Materials
Index. Earned PSUs vest on the third anniversary of the grant date, subject to continued service. The number of shares presented for PSUs assume achievement at target performance as described under the section titled “2025 Equity Grants”
in the CD&A.
(4)The table reflects Mr. Germain’s outstanding stock awards as set forth in his Transition Agreement. Subject to his Transition Agreement, Mr. Germain was eligible to fully vest in his 2023 outstanding equity awards and to vest pro-rata in his outstanding 2024 and 2025 equity awards (and in case of any performance share awards, based on actual performance) on his originally scheduled vesting dates.
                                                                    2026 Proxy Statement | 72
Stock Vested in Fiscal Year 2025
The following table summarizes the number of RSUs and PSUs that were acquired upon vesting and the value realized upon such vesting for each of the NEOs during fiscal year 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean-Marc Germain	177,305	$2,023,050
Jack Guo	10,186	$116,222
Ingrid Joerg	31,137	$355,273
Philippe Hoffmann	31,137	$355,273
Ryan Jurkovic	25,947	$296,055
Pension Benefits Fiscal Year 2025

Name	Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Ingrid Joerg	Constellium Group Switzerland Pension Fund (Basic Plan)	N/A	$1,497,915	$—
Philippe Hoffmann	Constellium Group Switzerland Pension Fund (Basic Plan)	N/A	$1,822,296	$—
(1)Years of credited service do not affect the calculation of benefits under the Basic Plan.
(2)The amounts in the table were calculated in Swiss francs and converted to U.S. dollars using the average exchange rate for 2025 (1 CHF to 1.2062 USD).
Ms. Joerg and Mr. Hoffmann participate in the Constellium Group Switzerland Pension Fund (the “Basic
Plan'’) within the Trianon Collective Foundation (“FCT”), a cash balance-based pension arrangement, under which
Constellium contributes an annual amount on behalf of each participant based on such participant’s salary, bonus and age. Participants must also make contributions based on their salary, bonus and age. The annual post-retirement benefit under the Swiss Basic Pension Plan is calculated as a percentage of the accumulated capital in the Basic Plan for the employee at the time the employee retires. In the event the employee retires earlier than the regular retirement age of 65, the percentage is reduced. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum; any funds taken as a lump sum reduce the remaining capital and, as a result, the amount of the annual payments. Because of the way benefits are calculated under the Basic Plan, it is not possible to express the pension benefits as a percentage of the last or an average salary.
                                                                    2026 Proxy Statement | 73
Non-Qualified Deferred Compensation for Fiscal Year 2025
The following table shows the non-qualified deferred compensation activity for each of the NEOs during fiscal year 2025. The DCRP is described in the CD&A under “Retirement Benefits.”

Name	Executive Contributions In Last FY ($)(1)	Company Contributions In Last FY ($)(2)	Aggregate Earnings In Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE ($)(4)
Jean-Marc Germain	$262,248	$272,158	$645,022	$0	$4,643,601
Jack Guo	$32,659	$59,517	$37,757	$0	$293,328
Ingrid Joerg (5)	—	—	—	—	—
Philippe Hoffmann (5)	—	—	—	—	—
Ryan Jurkovic	$0	$70,145	$49,010	$0	$449,815
(1)Amounts represent the portion of the EPA award that each executive deferred during fiscal year 2025 (in respect of fiscal year 2024 compensation).
(2)Represents Constellium’s contributions under the DCRP that funded in fiscal year 2025 (in respect of fiscal year
2024 compensation). These contributions are also reported in the “Summary Compensation Table” under the “All Other
Compensation” column.
(3)None of the amounts shown in this column are included in the “Summary Compensation Table” because they are not preferential or above-market.
(4)The following amounts reported in this column previously were reported as compensation in the Summary
Compensation Table for previous years: Mr. Germain: $2,665,996;  Mr. Guo: $97,497; and Mr. Jurkovic: $144,714.
(5)Ms. Joerg and Mr. Hoffmann do not participate in the DCRP.
Earnings on amounts contributed to the DCRP, like our 401(k) plan, are based on participant selections among the deemed investment options selected by Constellium that are similar to those provided under the 401(k) plan.
Benefits under the DCRP are unsecured and are general assets of Constellium. Participants are generally eligible to receive payment (or commence payment, as applicable) of their vested benefit as soon as practicable after July 1st of the year following their year of termination, with respect to employee contributions, on or about July 1st of the year specified by the participant, or at a later date if necessary to comply with Section 409A of the Internal Revenue
Code. Participants may elect to receive their payments in a lump sum or in installments.
Potential Payments upon Termination of Employment or Change in
Control
NEO Employment Arrangements
In general, Constellium may terminate its officers' employment or services for “cause” upon advance written notice, without compensation, for certain acts of the officer. Each officer may terminate his or her employment at any time upon advance written notice to Constellium. In the event that the officer’s employment or services is terminated by Constellium without “cause” or by him or her for “good reason,” the officer may be entitled to certain payments as provided by applicable laws or collective bargaining agreements or as otherwise provided under the applicable employment agreements or offer letters as described below. Except for the foregoing, our officers are not entitled to any severance payments upon the termination of their employment or services for any reason.
                                                                    2026 Proxy Statement | 74
Transition Agreement with Jean-Marc Germain
Under the Germain Employment Agreement, if Mr. Germain was terminated without “cause” or he resigned for “good reason” (each as defined in the Germain Employment Agreement), he was entitled to receive, subject to his execution and non-revocation of a release of claims, cash severance equal to one time (or two times if such termination occurred within the 12-month period following a “change in control” (as defined in the Germain
Employment Agreement)) the sum of his annual base salary and target annual bonus, payable in installments. The
Germain Employment Agreement also included perpetual confidentiality and mutual non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.
As discussed above, on January 1, 2026, Mr. Germain entered into the Transition Agreement. Mr. Germain’s employment may be terminated by the Company at any time during the Transition Period, provided that if such termination is without cause (as defined in the Transition Agreement), Mr. Germain will continue to receive his
Transition Period base salary, remain eligible to participate in the EPA program in 2026, and be eligible to vest pro-
rata in his outstanding equity awards. The Transition Agreement provides for customary non-competition and non-
solicitation covenants for 12 months following the Transition Period.
Employment Agreements with Jack Guo and Ryan Jurkovic
Under each of Jack Guo and Ryan Jurkovic’s employment agreements, if they are terminated without “cause”
or resign for “good reason” (each as defined in the applicable employment agreement), they will be entitled to receive, subject to execution and non-revocation of a release of claims, (a) cash severance in an amount equal to the sum of their respective annual base salary and target annual bonus, payable in equal installments over 12 months, and (b) up to six months of COBRA coverage paid by Constellium. Both of the employment agreements also include a perpetual confidentiality covenant and 12-month post-termination non-competition and non-solicitation covenants. If Mr. Guo or Mr. Jurkovic’s employment is terminated without “cause”, they will be offered an additional amount equal to 50% of the sum of their respective annual base salary and target annual bonus paid in the
12 months prior to termination, to be paid in installments, in consideration for agreeing to not compete.
Employment Agreements with Ingrid Joerg
Under Ingrid Joerg’s offer letter dated December 15, 2014, as amended to on July 24, 2023, if Ms. Joerg was terminated without “cause” or if she resigned for “good reason” (each as defined in the offer letter), she was entitled to receive severance equal to 12 months of her current annual base salary. Her initial employment contract also included a perpetual confidentiality covenant and 18-months post-termination non-competition and non-
solicitation covenants. If Ms. Joerg’s employment was terminated without “cause” or she resigned and Constellium decided to apply the aforementioned restrictive covenants, Ms. Joerg would have been offered an additional amount equal to (a) in the case of her resignation, 50% of her average compensation (including annual base salary, annual bonus award, if any, and accrued vacation pay paid to her in the 12 months prior to her termination), or (b) in the case of her termination without “cause”, 60% of her average compensation (including gross base salary, annual bonus award, if any, and accrued vacation pay paid to her in the 12 months prior to her termination), in each case paid in installments in consideration for her agreeing to not compete. Effective as of January 1, 2026, Ms. Joerg is subject to the Joerg Employment Agreement (which supersedes all other employment arrangements). Pursuant to the
Joerg Employment Agreement, her employment may be terminated by the Company or Ms. Joerg on 12 months’
written notice and provides for customary non-competition and non-solicitation covenants throughout Ms. Joerg’s term of employment and for 12 months thereafter. The new Joerg Employment Agreement does not provide for severance benefits.
                                                                    2026 Proxy Statement | 75
Treatment of Outstanding Equity Awards as of December 31, 2025
The terms of the applicable RSU and PSU award agreements provide for the following treatment of unvested equity awards in connection with qualifying terminations of employment or a change in control. Outstanding RSUs and PSUs are subject to full, immediate vesting, based on target performance in the case of PSUs, upon a participant’s death; full, continued vesting, based on actual performance in the case of PSUs, upon a participant’s permanent disability; and, pro-rata, continued vesting, based on actual performance in the case of PSUs, upon a participant’s retirement (none of the NEOs are currently retirement eligible). Upon a change in control (as defined under the applicable award agreements), RSUs and PSUs convert into cash obligations, with PSUs converting at the higher of target and actual performance as of the change in control, and the converted cash obligations remain subject to continued service through the original vesting date, provided that if a participant is terminated without
“cause” or for “good reason”) (as defined under the applicable award agreements), the cash obligations vest in full upon such termination.
Quantification of Payments upon Termination or Change in Control
The following table provides information regarding certain potential payments that would have been made to the NEOs if the triggering event occurred on December 31, 2025, given compensation and service levels as of that date and, where applicable, based on the closing market price per share of the Company’s ordinary shares on the last trading day of the fiscal year ($18.85 on December 31, 2025). Amounts actually received upon the occurrence of a triggering event will vary based on factors such as the timing during the year of such event, the market price of the
Company’s ordinary shares, and the officer’s compensation level. Mr. Germain is not included in the table below;
the terms of his Transition Agreement are described above.

		Prior to Change in Control	After a Change in Control
Name	Type of Payment	Involuntary Termination W/o Cause or w/ Good reason ($)	Involuntary Termination W/o Cause or w/ Good reason ($)	Death ($)	Disability ($)
Jack Guo	Cash Severance (1)	$1,026,000	$1,026,000	$—	$—
	RSUs Unvested	$—	$1,563,231	$1,563,231	$1,563,231
	PSUs Unvested (2)	$—	$3,064,445	$3,064,445	$3,064,445
	Continued Health (3)	$16,159	$16,159	$—	$—
	Total	$1,042,159	$5,669,834	$4,627,675	$4,627,675
Ingrid Joerg	Cash Severance (1)	$1,049,408	$1,049,408	$—	$—
	RSUs Unvested	$—	$2,354,007	$2,354,007	$2,354,007
	PSUs Unvested (2)	$—	$2,534,137	$2,534,137	$2,534,137
	Total	$1,049,408	$5,937,553	$4,888,144	$4,888,144
Philippe Hoffmann	Cash Severance	$—	$—	$—	$—
	RSUs Unvested	$—	$1,136,485	$1,136,485	$1,136,485
	PSUs Unvested	$—	$2,227,882	$2,227,882	$2,227,882
	Total	$—	$3,364,367	$3,364,367	$3,364,367
Ryan Jurkovic	Cash Severance (1)	$897,600	$897,600	$—	$—
	RSUs Unvested	$—	$953,961	$953,961	$953,961
	PSUs Unvested (2)	$—	$1,870,052	$1,870,052	$1,870,052
	Continued Health (3)	$14,136	$14,136	$—	$—
	Total	$911,736	$3,735,749	$2,824,013	$2,824,013
                                                                    2026 Proxy Statement | 76
(1)Cash severance amounts exclude potential additional payments in respect of restrictive covenant agreements, as described above for Messrs. Guo and Jurkovic and Ms. Joerg. The new Joerg Employment Agreement does not provide for severance.
(2)PSU calculations, in each case, assume target performance. As described above, upon a termination following a change in control, PSU payouts are based on the greater of target or actual performance as of the change in control, and upon a termination due to permanent disability, PSU payouts will be based on actual performance at the end of the vesting period.
(3)Continued health payment represents 6 months of COBRA coverage for Mr. Guo if health care continuation coverage is elected. For Mr. Jurkovic continued health includes 6 months of medical, dental and vision care at
Constellium’s expense.
                                                                    2026 Proxy Statement | 77
Pay Ratio for Fiscal Year 2025
Pursuant to Item 402(u) of the SEC Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our employees and the total annual compensation of Mr. Germain who served as CEO during the fiscal year ended December 31, 2025. For the year ended December 31, 2025, including the effect of the Transition Agreement, the annual total compensation of Mr. Germain was $30,171,859 and the annual total compensation of the median employee (other than Mr. Germain) was approximately $70,693.
We estimate the resulting ratio of the annual total compensation of our CEO for 2025 to the median of the annual total compensation of all our employees (other than Mr. Germain) for 2025 to be 427:1. Without the award modification for Mr. Germain’s compensation as a result of his Transition Agreement and using the 2025 total annual compensation of $11,877,980, we estimate the resulting ratio of the annual total compensation of our CEO for 2025 to the median of the annual total compensation of all our employees (other than Mr. Germain) for 2025 to be 168:1.
In fiscal year 2025, there was no significant change in our employee population or employee compensation arrangements that we believe would result in significant change to our pay ratio disclosure. We therefore continued
to rely on our 2024 median employee determination process, but as also allowed by the SEC regulations, we identified the median employee with substantially similar compensation to the former median employee identified in fiscal year 2024, who was no longer with the company as of December 31, 2025.
In determining the median employee in 2024, we used December 31, 2024, as the determination date and the total cash compensation from our payroll records as our consistently applied compensation measure. We converted the pay for our non-U.S. employees to U.S. dollars. In accordance with the SEC rules, we excluded all employees in certain non-US jurisdictions that in total constituted less than 5% of our total headcount. The excluded employees were in Mexico (55 employees), China (256 employees) and Canada (99 employees). As of December 31, 2024, we had a total of 11,793 employees worldwide. We excluded 410 employees, resulting in an employee population of
11,382 for purposes of this computation.
The ratio presented above is a reasonable estimate calculated in a manner intended to be consistent with
Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own ratios.
Pay versus Performance for Fiscal Year 2025 (“PvP”)
The following table presents information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO Named Executive Officers
(the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Human Resources
Committee does not utilize CAP as the basis for recommending compensation decisions to the Board of Directors.
For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our “Compensation Discussion & Analysis.”
                                                                    2026 Proxy Statement | 78

Year	Summary Compensati on Table Total for PEO(1)	Compensati on Actually Paid to PEO(2)	Average Summary Compensati on Table Total for Non- PEO NEOs(3)	Average Compensati on Actually Paid to Non-PEO NEOs(3) (4)	Value of Initial Fixed $100 Investment Based On:		Company Net Income ($M)(7)	EPA Segment Adjusted EBITDA ($M)(8)
					Company TSR(5)	Index TSR(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$30,171,859	$23,364,716	$3,309,743	$6,452,675	105	124	275	719
2024	$8,881,752	$(5,262,772)	$2,210,067	$(198,956)	57	110	60	587
2023	$9,962,993	$23,041,552	$2,782,785	$4,450,187	111	110	157	756
2022	$8,939,010	$(3,430,929)	$2,607,284	$216,040	66	93	315	707
(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Jean-Marc Germain (our
PEO) for each corresponding year in the “Total” column of the “Summary Compensation Table for 2025.”
(2)The dollar amounts reported in column (c) represent the amount of CAP for Mr. Germain for each corresponding year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to Mr. Germain during the applicable year. As computed in accordance with
Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Germain’s total compensation for each year to determine the CAP values for Mr. Germain:

Year	SCT Total for PEO	Minus SCT Change in Pension Value for PEO	Plus Pension Value Service Cost	Minus SCT Equity for PEO	Plus (Minus) EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstandi ng and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstandi ng and Unvested at EOY	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	PEO CAP
2025	$30,171,859	$—	$—	$26,354,236	$8,855,046	$10,626,248	$186,085	$(120,286)	$23,364,716
2024	$8,881,752	$—	$—	$6,915,992	$2,165,146	$(9,595,771)	$202,093	$—	$(5,262,772)
2023	$9,962,993	$—	$—	$6,452,077	$8,989,200	$7,431,950	$3,109,486	$—	$23,041,552
2022	$8,939,010	$—	$—	$5,662,557	$2,453,831	$(9,573,067)	$411,854	$—	$(3,430,929)
                                                                    2026 Proxy Statement | 79
(3)Reflects compensation amounts reported for the non-PEO NEOs, in the Summary Compensation Table (“SCT”), who were as follows:

2025	2024	2023	2022
Jack Guo	Jack Guo	Jack Guo	Peter Matt
Ingrid Joerg	Ingrid Joerg	Ingrid Joerg	Ingrid Joerg
Phillipe Hoffman	Phillipe Hoffman	Phillipe Hoffman	Phillipe Hoffman
Ryan Jurkovic	Ryan Jurkovic	Ryan Jurkovic	Ryan Jurkovic
(4)The dollar amounts reported in column (e) represent the amount of CAP for the non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to these executive officers during the applicable year. As computed in accordance with
Item 402(v) of Regulation S-K, the following adjustments were made to the non-PEO NEOs’ total compensation for each year to determine the compensation actually paid:

Year	SCT Total for Average Non-PEO NEOs	Minus SCT Change in Pension Value for Average Non-PEO NEOs	Plus Pension Value Service Cost	Minus SCT Equity for Average Non-PEO NEOs	Plus (Minus) EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstandi ng and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstandin g and Unvested at EOY	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Average Non-PEO NEOs CAP
2025	$3,309,743	$(62,239)	$14,107	$1,521,393	$2,735,006	$1,951,565	$25,884	$6,452,675
2024	$2,210,067	$(94,505)	$11,769	$1,132,487	$394,237	$(1,614,630)	$26,593	$(198,956)
2023	$2,782,785	$(104,288)	$10,166	$1,311,430	$1,774,887	$995,469	$302,598	$4,450,187
2022	$2,607,284	$—	$11,797	$1,187,029	$529,669	$(1,818,052)	$72,371	$216,040
(5)Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement periods
(beginning on December 31, 2021 and ending on December 31 of 2022, 2023, 2024, and 2025 respectively) determined in accordance with Item 402(v) of Regulation S-K, and the difference between Constellium’s ordinary share price at the end and the beginning of the measurement periods by Constellium’s ordinary share price at the beginning of the measurement period.
(6)Reflects total shareholder return indexed to $100 for the S&P 600 Materials Index (“Peer Group TSR”), which is an industry line peer group reported for the year ended December 31, 2025, and assuming reinvestment of all dividends, where applicable.
(7)The dollar amounts reported represent the amount of net income (in millions) under U.S. GAAP reflected in Constellium’s
10-K filed on February 25, 2026.
                                                                    2026 Proxy Statement | 80
(8)We determined EPA Segment Adjusted EBITDA as the “company-selected measure” (as previously defined). EPA
Segment Adjusted EBITDA is a non-GAAP measure and as previously disclosed in “Compensation Discussion and
Analysis—Elements of Executive Compensation” was set in USD and under GAAP in 2025, and for 2022-2024 was set in
Euros and under IFRS when the Company was a foreign private issuer. For fiscal years 2025, 2024, 2023, and 2022, the
EPA Segment Adjusted EBITDA was $720, €542, €699 and €673 respectively. In fiscal year 2023, for the purposes of
EPA payout calculations, an adjustment of €13.8 was made to the Adjusted EBITDA of €713, resulting in EPA Segment
Adjusted EBITDA of €699. For fiscal years 2022 - 2024, the column reflects the EPA Segment Adjusted EBITDA converted from EUR to USD using the average exchange rate for the respective years (1 euro to 1.0821 USD in fiscal year
2024; 1 euro to 1.0810 USD in  fiscal year 2023; and 1 euro to 1.507 USD in fiscal year 2022). The rates are sourced from
European Central Bank.
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID DISCLOSED IN THE PAY
VERSUS PERFORMANCE TABLE, AND OTHER TABLE ELEMENTS
The graphs below illustrate the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and non-PEO NEOs. As the graphs below illustrate, CAP amounts for our PEO and other NEOs are generally aligned with the Company’s TSR. The graph below also illustrates the relationship between our TSR and the Peer Group TSR

CAP & Total Shareholder Return
PEO CAP
Avg. Non-PEO NEOs CAP
CSTM TSR
S&P 600 Materials
Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions)
$140
$120
$100
$80
$60
$40
$20
$0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$-5.0
$-10.0
$100
$100
$93
$66
$(3.4)
$.2
$23.0
$110
$111
$4.5
$110
$57
$(5.3)
$(.2)
$23.4
$124
$105
$6.5
FY2021
FY2022
FY2023
FY2024
FY2025

                                                                    2026 Proxy Statement | 81

CAP vs EPA Segment Adjusted EBITDA
PEO CAP
Avg. Non-PEO NEOs CAP
EPA Segment Adj. EBITDA
EPA Segment Adj. EBITDA ($ millions)
Compensation Actually Paid ($ millions)
$800
$600
$400
$200
$0
-$200
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$.0
$(5.0)
$(10.0)
$707
$756
$587
$719
$(3.4)
$.2
$23.0
$4.5
$(5.3)
$(.2)
$23.4
$6.5
FY2022
FY2023
FY2024
FY2025

CAP vs GAAP Net Income
PEO CAP
Avg. Non-PEO NEOs CAP
GAAP Net Income
GAAP Net Income ($ millions)
Compensation Actually Paid ($ millions)
$450.0
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$.0
-$50.0
-$100.0
-$150.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$.0
$(5.0)
$(10.0)
$315.0
$(3.4)
$.2
$23.0
$157.00
$4.5
$60.00
$(5.3)
$(.2)
$23.4
$275.00
$6.5
FY2022
FY2023
FY2024
FY2025

                                                                    2026 Proxy Statement | 82
Tabular List of Constellium’s Most Important Metrics that Link Compensation Actually Paid to the PEO and non-PEO NEOs
The following table identifies the most important financial performance measures used to link the
Compensation Actually Paid to our PEO and non-PEO NEOs in 2025 to company performance. The role of each of these performance measures on our Named Executive Officers’ compensation is discussed in “Compensation
Discussion and Analysis” above.

EPA Segment Adjusted EBITDA
EPA Adjusted Free Cash Flow
Relative Total Shareholder Return vs. S&P SmallCap 600 Materials Index and S&P MidCap 400 Materials Index
                                                                    2026 Proxy Statement | 83
Independent Registered Public Accounting Firm
PricewaterhouseCoopers Audit has served as our independent registered public accounting firm for each of the fiscal years in the two-year period ended December 31, 2025. A representative of PricewaterhouseCoopers is expected to be present at the Annual General Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.
The following table sets out the aggregate fees for professional services and other services rendered to us by
PricewaterhouseCoopers in the years ended December 31, 2025, and 2024, and breaks down these amounts by category of service:

	For the year ended December 31,
( in thousands of U.S. Dollars)	2025	2024
Audit fees	6,618	6,738
Audit-related fees	272	253
Tax fees	273	293
All other fees	1	5
Total(1)	7,164	7,289
(1)    Including out-of-pocket expenses amounting to $208,000 and $200,000 for the years ended December 31, 2025 and 2024, respectively.
Audit Fees
Audit fees consist of fees related to the annual audit of our Consolidated Financial Statements, and our statutory financial statements, the audit of the statutory financial statements of our subsidiaries, other audit or interim review services provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees consist of fees rendered for assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements, or that are traditionally performed by the independent auditor, and include consultations concerning financial accounting and reporting standards; advice and assistance in connection with local statutory accounting requirements and due diligence related to acquisitions or disposals.
Tax Fees
Tax fees relate to tax compliance, including the preparation of tax returns and assistance with tax audits in the
U.S. exclusively.
Pre-Approval Policies and Procedures
The advance approval of the Audit Committee or members thereof, to whom approval authority has been delegated, is required for all audit and non-audit services provided by our auditors.
                                                                    2026 Proxy Statement | 84
Audit Committee Report
As the Audit Committee of the Board of Directors, we are composed of independent directors as required by, and in compliance with, the listing standards of the NYSE. We operate pursuant to a written Audit Committee charter adopted by the Board of Directors. Following is the report of the Audit Committee with respect to the
Company’s audited 2025 consolidated financial statements prepared under U.S. GAAP.
As set forth in the Audit Committee Charter, the Audit Committee recommends to the Board of Directors the appointment and retention of the independent auditors. The Audit Committee is responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the Audit Committee.
It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with U.S. GAAP or applicable rules and regulations. It is the responsibility of management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls.
In the absence of their possession of a reason to believe that such reliance is unwarranted, the members of the
Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any board committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied U.S. GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) or that the financial statements are presented in accordance with U.S. GAAP.
Review with Management and Independent Registered Public Accounting Firm. The Audit Committee
reviewed and discussed the audited consolidated financial statements for 2025 prepared under U.S. GAAP, with management and the Company’s independent registered public accounting firm for 2025, PricewaterhouseCoopers.
The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, among other items, matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of the effectiveness of internal control over financial reporting pursuant to Section 404. PricewaterhouseCoopers provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the
PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers the latter’s independence, including whether its provision of non-audit services compromised such independence.
Conclusion of the Audit Committee. Based upon the reviews and discussions referred to above, the Audit
Committee recommended that the Board of Directors include the audited consolidated financial statements in the
Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February
25, 2026.
Submitted by the Audit Committee of the Board of Directors:
Lori Walker (Chair)
Isabelle Boccon-Gibod
John Ormerod
                                                                    2026 Proxy Statement | 85
Stock Ownership Information
The following table sets forth information with respect to beneficial ownership of our ordinary shares as of
March 17, 2026 (unless otherwise indicated) for: (i) each beneficial owner of more than 5% of our outstanding ordinary shares, (ii) each of our directors, (iii) each of our Named Executive Officers; and (iv) all of our executive officers and directors as a group. Each person listed in the following table had sole voting and investment power of the shares shown, except as noted in the footnotes below. The beneficial ownership percentages have been calculated based on the total number of ordinary shares outstanding as of March 17, 2026. A person is also considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership within
60 days.

Name of beneficial owner of ordinary shares	Amount and Nature of Beneficial Ownership		As a percentage of the Total Ordinary Shares Outstanding
5% Shareholders:
Caisse des Dépôts (f/k/a Caisse des Dépôts et Consignations), Bpifrance Participations S.A., Bpifrance S.A. (f/k/a BPI-Groupe), EPIC Bpifrance (f/k/a EPIC BPI-Groupe)	12,593,903	(2)	9.2%
Blackrock, Inc.	12,439,991	(3)	9.1%
FMR, LLC	10,569,283	(4)	7.8%

Directors and Director Nominees:
Jean-Christophe Deslarzes	40,700	(5)	*
Emmanuel Blot	0	(6)	*
Isabelle Boccon-Gibod	23,000	(7)	*
Michiel Brandjes	52,000	(8)	*
Martha Brooks	211,741	(9)	*
John Ormerod	32,873	(10)	*
Jean-Philippe Puig	23,600	(11)	*
Bradley Soultz	12,500	(12)	*
Jean-François Verdier	41	(13)	*
Lori Walker	36,294	(14)	*
Wiebke Weiler	0	(15)	*

Named Executive Officers
Jean-Marc Germain	1,986,706	(16)	1.5%
Jack Guo	127,301	(17)	*
Ingrid Joerg	271,352	(18)	*
Philippe Hoffmann	139,972	(19)	*
Ryan Jurkovic	175,234	(20)	*
All executive officers and directors as a group (22 people)	1,568,336	(21)	1.2%
(*) Indicates ownership of less than 1% of the total outstanding shares.
(1) As of March 17, 2026, there are 136,351,778 shares outstanding.
                                                                    2026 Proxy Statement | 86
(2) This information is based on a Schedule 13D/A filed with the SEC on June 6, 2024 reporting beneficial ownership as of
June 5, 2024. Bpifrance Participations S.A. (“BPI”) holds directly 12,593,903 ordinary shares of the Company. As of the date listed above, neither Bpifrance S.A., Caisse des Dépôts (“CDC”) nor EPIC Bpifrance (“EPIC”) holds any ordinary shares directly. Bpifrance S.A. may be deemed to be the beneficial owner of 12,593,903 ordinary shares of the Company, indirectly through its sole ownership of BPI. CDC and EPIC may be deemed to be the beneficial owners of 12,593,903 ordinary shares of the Company, indirectly through their joint ownership and control of Bpifrance S.A. The principal address for CDC is 56, rue de Lille, 75007 Paris, France and for BPI, Bpifrance S.A. and EPIC is 27-31 avenue du Général
Leclerc, 94710 Maisons-Alfort Cedex, France.
(3) This information is based on a Schedule 13G filed with the SEC on November 8, 2024 reporting beneficial ownership as of September 30, 2024. BlackRock, Inc. has sole dispositive power with respect to 12,439,991 ordinary shares and sole voting power with respect to 12,314,920 ordinary shares. The principal business address of BlackRock, Inc. is 50 Hudson
Yards, New York, NY 10001.
(4) This information is based on a Schedule 13G/A filed with the SEC on February 5, 2026 reporting beneficial ownership as of December 31, 2025. FMR LLC has sole dispositive power with respect to 10,569,283 ordinary shares and sole voting power with respect to 10,554,459 ordinary shares. The principal business address of FMR LLC is 245 Summer Street,
Boston, MA 02210.
(5) Consists of 40,700 ordinary shares held directly by Mr. Deslarzes.
(6) No ordinary shares are held by Mr. Blot.
(7) Consists of 23,000 ordinary shares held directly by Ms. Boccon-Gibod.
(8) Consists of 52,000 ordinary shares held directly by Mr. Brandjes.
(9) Consists of 211,741 ordinary shares, including: (i) 97,741 shares held directly by Ms. Brooks, as well as 22,000 shares held indirectly by Ms. Brooks in her husband’s brokerage account for which she is the beneficiary, and (ii) 92,000 ordinary shares indirectly held by Ms. Brooks through a family limited partnership for which she has shared voting power and shared dispositive power. Out of the 92,000 shares held by Ms. Brooks through the family limited partnership, Ms. Brooks has beneficial ownership of 26,480 of such shares and her husband has beneficial ownership of 1,920 shares for which she is the beneficiary, and she disclaims beneficial ownership of 63,600 shares because she does not have the right to receive proceeds from the sale of, or dividends with respect to such shares.
(10) Consists of 32,873 ordinary shares held indirectly by Mr. Ormerod in a self-employed pension trust.
(11) Consists of 23,600 ordinary shares held directly by Mr. Puig.
(12) Consists of 12,500 ordinary shares held directly by Mr. Soultz.
(13) Consists of 41 ordinary shares held directly by Mr. Verdier.
(14) Consists of 35,055 ordinary shares held directly by Ms. Walker in a trust.
(15) On March 12, 2026, Ms. Weiler received a grant of 625 RSUs as part of her annual employment compensation which will vest in full on March 12, 2029.  Such grants are subject to continued service conditions being satisfied at the end of the three year vesting period.
(16) Consists of 1,986,706 ordinary shares held by Mr. Germain, including 836,706 ordinary shares held directly, 575,000 ordinary shares held directly through the JMG Irrevocable Trust, and 575,000 ordinary shares held indirectly through the
FG Irrevocable Trust, for which he is a beneficiary.  Subject to Mr. Germain’s Transition Agreement, Mr. Germain is
eligible to vest pro-rata in his outstanding 2024 and 2025 equity awards on the originally scheduled vesting dates in 2027 and 2028 and, in the case of any performance share awards, based on actual performance. Shares held directly does not include the unvested portions of  outstanding RSU grants.
(17) Consists of 127,301 ordinary shares held by Mr. Guo. Excludes the unvested portions of previous RSU grants: 18,942 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service; 44,636 ordinary
                                                                    2026 Proxy Statement | 87
shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service; and 19,690 unvested
RSUs that will vest on March 12, 2029. Excludes the unvested portions of previous PSU grants: 37,132 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from 0% to 200% of target, subject to continued
service and certain market-related performance conditions being satisfied at the end of the three-year vesting period;
87,501 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period; and 38,599 ordinary shares underlying unvested PSUs that could vest on March 12, 2029, ranging from 0%
to 200% of target, subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period.
(18) Consists of 271,352 ordinary shares held directly by Ms. Joerg. Excludes the unvested portions of previous RSU grants: 56,301 ordinary shares underlying unvested RSUs that will vest on July 10, 2026, subject to continued service;
16,101 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service; 34,336 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service; and 31,358 ordinary shares underlying unvested RSUs that will vest on March 12, 2029. Excludes the unvested portions of previous
PSU grants: 31,562 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from 0% to
200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period; 67,309 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period; and 61,472 ordinary shares underlying unvested PSUs that could vest on March
12, 2029, ranging from 0% to 200% of target, subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period.
(19) Consists of 139,972 ordinary shares held directly by Mr. Hoffmann. Excludes the unvested portions of previous RSU grants: 14,680 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service;
27,468 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service; and
12,033 ordinary shares underlying unvested RSUs that will vest on March 12, 2029, subject to continued service. Excludes the unvested portions of previous PSU grants: 28,777 ordinary shares underlying unvested PSUs that could vest on March
14, 2027, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period; 53,847 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period; and 23,588 ordinary shares underlying unvested PSUs that could vest on March 12, 2029, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period.
(20) Consists of 175,234 ordinary shares held directly by Mr. Jurkovic. Excludes the unvested portions of previous RSU grants: 12,312 ordinary shares underlying unvested RSUs that will vest on March 14, 2027, subject to continued service;
23,177 ordinary shares underlying unvested RSUs that will vest on March 13, 2028, subject to continued service; and
10,210 ordinary shares underlying unvested RSUs that will vest on March 12, 2029. Excludes the unvested portions of previous PSU grants: 24,136 ordinary shares underlying unvested PSUs that could vest on March 14, 2027, ranging from
0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period; 45,433 ordinary shares underlying unvested PSUs that could vest on March 13, 2028, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period; and 20,014 ordinary shares underlying unvested PSUs that could vest on March 12, 2029, ranging from 0% to 200% of target subject to continued service and certain market-related performance conditions being satisfied at the end of the three-year vesting period.
(21) As of March 17, 2026, consists of 1,568,366 ordinary shares held by all executive officers and directors as a group.
                                                                    2026 Proxy Statement | 88
Certain Relationships and Related Person Transactions
We have adopted procedures for the review, approval or ratification of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. Under SEC rules, a related person is a director, an executive officer, a nominee for director, a holder of more than 5% of our outstanding voting securities, an immediate family member (as defined under applicable SEC rules) of any of the foregoing, or any person who was in such role at any time since the beginning of the last fiscal year. These procedures are in addition to any further procedures required under French law and pursuant to our Articles of Association.
Under these procedures, directors, executive officers and nominees must complete an annual questionnaire and disclose all potential related person transactions involving themselves and their immediate family members that are known to them. Pursuant to the Company’s Nominating and Governance Committee Charter, it is the responsibility of the Nominating and Governance Committee of the Board to consider questions of possible conflicts of interest of
Board members and of senior executives, and review and recommend to the Board of Directors to approve significant transactions with any related person in which the Company is a participant.
Based on information provided by the directors, the executive officers, and the Company’s legal department, the Nominating and Governance Committee and the Board of Directors determined that there are no material related person transactions to be reported.
As previously disclosed, pursuant to an amended and restated shareholders agreement between the Company and Bpifrance Participations (f/k/a Fonds Stratégique d'Investissement) (“BPI”), except as otherwise required by applicable law, BPI will be entitled to designate for binding nomination one director to our Board of Directors so long as its percentage ownership interest is equal to or greater than 4% or it continues to hold all of the ordinary shares it subscribed for at the closing of the acquisition (such share number adjusted for the pro rata share issuance).
Mr. Blot was designated by BPI as its nominee and was thereafter appointed by the shareholders to serve as a director of the Company.
Procedures for Shareholder Proposals for the Annual General
Meeting
Under French law, one or more shareholders holding a percentage of the share capital defined by French law are permitted to submit proposals of resolutions for inclusion in the agenda of the shareholders’ meeting so long as such submissions are (i) sent no later than 20 days from the publication of the convening notice (avis de réunion) in the French official journal (Bulletin des Annonces Légales Obligatoires (BALO)) and (ii) received by the Board of
Directors no later than 25 days prior to the date of the shareholders’ meeting. For the Annual General Meeting, such percentage of the share capital is 2.88% (for the share capital of a total amount of €2,936,397.68) and such submissions must be received no later than April 26, 2026.
Submissions must be sent to the registered office of the Company by a registered letter with acknowledgement of receipt or by email to cstm.corporatesecretary@constellium.com. Each submission must include the text of the proposed resolution, a brief explanation of the rationale of such resolution, evidence of ownership of the required amount of the share capital as of the date of submission (to be reconfirmed as of the French Record Date) and, if the proposal is for the appointment of a director, the information regarding the candidate for the appointment required by French law (i.e., last name, first name, age, professional references, professional activities during last five years including current or past directorships or positions in other companies, positions held within the Company, number of the Company’s shares owned or held).
                                                                    2026 Proxy Statement | 89
Shareholder Proposals and Nominations for the 2027 Annual General Meeting
To be included in the proxy statement for the 2027 annual general meeting, shareholder proposals must be submitted by December 11, 2026. Only those resolutions that comply with the requirements of Rule 14a-8 under the
Exchange Act will be included in the Company’s proxy statement for the 2027 Annual General Meeting of
Shareholders.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with
Rule 14a-19 under the Exchange Act must provide notice to the Company at the address below no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (no later than February 9, 2027 for the
2027 Annual General Meeting) or 60 calendar days prior to the date of the 2027 Annual General Meeting if the meeting date has changed more than 30 days from the date of this year’s Annual General Meeting. Any such notice of intent to solicit proxies must also comply with all other requirements of Rule 14a-19 under the Exchange Act.
Submissions to the Board of Directors should be made to: Constellium SE, Washington Plaza, 40-44 rue
Washington 75008 Paris, France. Attention: Board of Directors and Corporate Secretary.
Under French law, one or more shareholders holding a percentage of the share capital defined by French law are permitted to submit proposals of resolutions for inclusion in the agenda of the shareholders’ meeting so long as such submissions are (i) sent no later than 20 days from the publication of the convening notice (avis de réunion) in the French official journal (Bulletin des Annonces Légales Obligatoires (BALO)) and (ii) received by the Board of
Directors no later than 25 days prior to the date of the shareholders’ meeting. Such submissions must be sent to the registered office of the Company by a registered letter with acknowledgement of receipt or by email to
cstm.corporatesecretary@constellium.com. Each submission must include the text of the proposed resolution, a brief explanation of the rationale of such resolution, evidence of ownership of the required amount of the share capital as of the date of submission (to be reconfirmed as of the French Record Date) and, if the proposal is for the appointment of a director, the information regarding the candidate for the appointment required by French law (i.e., last name, first name, age, professional references, professional activities during last five years including current or past directorships or positions in other companies, positions held within the Company, number of the Company’s shares owned or held). The convening notice (avis de réunion) must be published in France with the BALO at least
35 days before the date of the shareholders’ meeting and can be consulted at https://www.journal-officiel.gouv.fr/
balo/. As the U.S. Record Date will generally be on or about the 50th day before the shareholders’ meeting and the meeting materials shall be mailed to the shareholders registered on the U.S. Register shortly thereafter, shareholders wishing to submit proposals of additional resolutions should consider submitting them before receiving the meeting materials, otherwise they may have insufficient time for submission of any such resolution.
Important Notice Regarding Delivery of Shareholder Documents
We have sent to you a Notice of Internet Availability of Proxy Materials with the web address for accessing the proxy materials online. Our Annual Report, which includes our audited consolidated financial statements, is published on our website at www.constellium.com. Our Proxy Statement and Annual Report are also available online through the SEC at www.sec.gov. If requested, shareholders whose shares are registered on the U.S. Register may also receive printed copies of our Proxy Statement and Annual Report.
If we deliver proxy materials by mail, we will deliver a single set of proxy materials to an address shared by two or more holders of ordinary shares, unless contrary instructions are received prior to the mailing date. This delivery method can result in meaningful cost savings for us. We undertake to deliver promptly upon written or oral request at the e-mail address or phone number below a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the e-mail address or phone number set forth below to request delivery of a single copy of the proxy materials in the future. If you hold ordinary shares and prefer to receive separate copies of the proxy materials either now or in the future, please contact the Company’s Investor Relations department by email at investor-relations@constellium.com or by phone at (443) 420-7861.
                                                                    2026 Proxy Statement | 90
Annex A- Reconciliation of Reported Results to Adjusted Results
Non-GAAP measures
Reconciliation of Net Income to Adjusted EBITDA
Adjusted EBITDA is not a measure defined by GAAP. We believe the most directly comparable GAAP measure to Adjusted EBITDA is our net income or loss for the relevant period.
Adjusted EBITDA is defined as income/(loss) from continuing operations before income taxes, results from joint ventures, net finance costs, other expenses and depreciation and amortization as adjusted to exclude restructuring costs, impairment charges, unrealized gains or losses on derivatives and on foreign exchange differences on transactions that do not qualify for hedge accounting, share-based compensation expense, non-
operating gains / (losses) on pension and other post-employment benefits, factoring expenses, effects of certain purchase accounting adjustments, start-up and development costs or acquisition, integration and separation costs, certain incremental costs and other exceptional, unusual or generally non-recurring items.
We believe Adjusted EBITDA, as defined above, is useful to investors as it illustrates the underlying performance of continuing operations by excluding certain non-recurring and non-operating items. Similar concepts of adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in their evaluation of our company and in comparison to other companies, many of which present an adjusted EBITDA-
related performance measure when reporting their results.
Adjusted EBITDA has limitations as an analytical tool. It is not a measure defined by GAAP and therefore does not purport to be an alternative to operating profit or net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider Adjusted EBITDA in isolation from, or as a substitute analysis for, our results prepared in accordance with GAAP.
EPA Segment Adjusted EBITDA is an internal performance metric used by management to measure profitability and financial performance for resource allocations and decision-making, including targets under the
Company’s EPA plan. EPA Segment Adjusted EBITDA is defined as income / (loss) from continuing operations before income taxes, results from joint ventures, net finance costs, other expenses and depreciation, amortization as adjusted to exclude restructuring costs, impairment charges, unrealized gains or losses on derivatives and on foreign exchange differences on transactions that do not qualify for hedge accounting, metal price lag, share-based compensation expense, non-operating gains / (losses) on pension and other post-employment benefits, expenses on factoring arrangements, effects of certain purchase accounting adjustments, start-up and development costs or acquisition, integration and separation costs, certain incremental costs and other exceptional, unusual or generally non-recurring items, and as may be further adjusted by the Company on an annual basis to remove the impact of certain one-off or non-recurring events.
                                                                    2026 Proxy Statement | 91

	For years ended December 31,
(in millions of U.S. dollars)	2025	2024
Net income	275	60
Income tax expense	133	75
Finance costs – net	109	111
Expenses on factoring arrangements	21	22
Depreciation and amortization	330	304
Impairment of assets (A)	21	24
Restructuring costs (B)	3	11
Unrealized (gains) / losses on derivatives	(56)	1
Unrealized exchange losses / (gains) from the remeasurement of monetary assets and liabilities – net	—	(1)
Pension and other post-employment benefits - non - operating gains	(14)	(11)
Share based compensation	19	25
Losses on disposal	4	4
Other (C)	1	(2)
Adjusted EBITDA	846	623
Metal price lag (D)	(126)	(48)
Segment Adjusted EBITDA	720	575
U.S. GAAP to IFRS Adjustments	—	19
Metal price lag revision	—	(7)
Other	(1)	—
EPA Segment Adjusted EBITDA	719	587
Items may not represent the exact sum of the various items due to rounding.
_______________
(A)For the year ended December 31, 2025, we recognized impairment related to property, plant and equipment primarily in our Valais extrusion operations and at 2 other AS&I facilities. For the year ended December 31, 2024, impairment related to property, plant and equipment in our Valais operations.
(B)For the year ended December 31, 2025 and 2024 restructuring costs were related to cost reduction programs in the United
States and in Europe.
(C)For the year ended December 31, 2025, Other mainly includes $9 million of insurance proceeds and $9 million of losses resulting from flooding in the Valais (Switzerland) facilities at the end of June 2024.
For the year ended December 31, 2024, Other mainly includes $45 million of insurance proceeds and $43 million of losses resulting from flooding in the Valais (Switzerland) facilities at the end of June 2024, $4 million of insurance proceeds related to assets damaged in 2021 and $3 million gain from the acquisition of the non-controlling interests of Railtech Alu-
Singen, as well as $6 million of costs associated with non-recurring corporate transformation projects.
(D)Metal price lag represents the financial impact of the timing difference between when aluminum prices included within
Constellium's Revenue are established and when aluminum purchase prices included in Cost of sales are established, which is a non-cash financial impact. The calculation of metal price lag adjustment is based on a standardized methodology applied at each of Constellium’s manufacturing sites. Metal price lag is calculated as the average value of product purchased in the period, approximated at the market price, less the value of product in inventory at the weighted average of metal purchased over time, multiplied by the quantity sold in the period.
                                                                    2026 Proxy Statement | 92
Reconciliation of net cash flows from operating activities to Free Cash Flow
Free Cash Flow is defined as net cash flow from operating activities, less capital expenditures, net of property, plant and equipment inflows. Management believes that Free Cash Flow is a useful measure of the net cash flow generated or used by the business as it takes into account both the cash generated or consumed by operating activities, including working capital, and the capital expenditure requirements of the business. However, Free Cash
Flow is not a presentation made in accordance with U.S. GAAP and should not be considered as an alternative to operating cash flows determined in accordance with U.S. GAAP. Free Cash Flow has certain inherent limitations, including the fact that it does not represent residual cash flows available for discretionary spending, notably because it does not reflect principal repayments required in connection with our debt or capital lease obligations.
EPA Adjusted Free Cash Flow is a non-GAAP measure. EPA Adjusted Free Cash Flow is defined as net cash flow from operating activities, less capital expenditures, net of property, plant and equipment inflows excluding factoring impacts and may be further adjusted by the Company on an annual basis to remove the impact of certain one-off or non-recurring events.

	Year ended December 31,
(in millions of U.S. dollars)	2025	2024
Net cash flows from operating activities	489	301
Purchases of property, plant and equipment	(330)	(413)
Property, plant and equipment inflows	19	12
Free Cash Flow	178	(100)
Less change in factoring	(17)	87
IFRS to U.S. GAAP Adjustments	—	19
Other	(3)	—
EPA Adjusted Free Cash Flow	158	6
Items may not represent the exact sum of the various items due to rounding.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V93614-P45617-P45886 ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! For Against Abstain 3.&#9; Re-appointment of Mr. John Ormerod as a director for a term of three years 1.&#9; Ratification of the interim appointment of Ms. Ingrid Joerg as a director 2.&#9; Appointment of Ms. Ingrid Joerg as a director for a term of three years 4.&#9; Approval, on an advisory (non-binding) basis, of the 2025 compensation of the Company’s named executive officers 5.&#9; Advisory (non-binding) vote to hold an advisory (non-binding vote) on the compensation of the Company’s named executive officers every year 6.&#9; Advisory (non-binding) vote to hold an advisory (non-binding vote) on the compensation of the Company’s named executive officers every two years 7.&#9; Advisory (non-binding) vote to hold an advisory (non-binding vote) on the compensation of the Company’s named executive officers every three years 8.&#9; Approval of the statutory financial statements and transactions for the fiscal year ended December 31, 2025 9.&#9; Approval of the consolidated financial statements and transactions for the fiscal year ended December 31, 2025 10.&#9; Discharge (quitus) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended December 31, 2025 11.&#9; Allocation of the results of the Company for the fiscal year ended December 31, 2025 13.&#9; Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225- 209-2 of the French Commercial Code 12.&#9; Approval of the aggregate maximum amount of the directors' annual fixed fees 14.&#9; Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code The Board of Directors (the “Board”) recommends you vote “FOR” resolutions/proposals 1-5 and 8-16 and “AGAINST” resolutions/ proposals 6-7. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 15.&#9; Authorization to be given to the Board of Directors to reduce the Company’s share capital by canceling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code 16.&#9; Powers to carry out formalities In the event that any additional proposals are properly received pursuant to French law, you will be deemed to vote “Against” such proposal unless you indicate otherwise by selecting to the right: CONSTELLIUM SE For Against Abstain Authorize the Chairman of the Annual General Meeting to vote in accordance with the recommendation of the Board of Directors Abstain ! !! ! !! ! !! ! !! ! !! ! !! !! SCAN TO VIEW MATERIALS & VOTEw CONSTELLIUM SE WASHINGTON PLAZA 40-44, RUE WASHINGTON 75008 PARIS, FRANCE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 11:59 PM EDT on May 20, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM EDT on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Complete, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to 11:59 PM EDT on May 20, 2026. SHAREHOLDER MEETING REGISTRATION To attend the meeting in person, have your proxy card in hand and go to the “Attend a Meeting” tab on www.proxyvote.com. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing annual general meeting materials, you can consent to receiving all future material electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions under "Vote by Internet" and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

V93615-P45617-P45886 Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice of the Annual General Meeting, Proxy Statement (which includes proposed resolutions and explanatory statements) and Annual Report on Form 10-K are available at www.proxyvote.com and www.constellium.com. CONSTELLIUM SE Annual General Meeting May 21, 2026 at 4:00 PM CET (10:00 AM EDT) to be held at Washington Plaza, 40-44, Rue Washington, 75008 Paris, France This proxy is solicited on behalf of the Board of Directors This proxy, when properly executed, will be voted in the manner directed herein. If no such instruction is made, this proxy will be voted in accordance with the Board's recommendations for each of the proposals included herein. Continued and must be signed and dated on reverse side